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                               DATED 3RD JULY 1996                  EXHIBIT 2.1

                       1. THE PERSONS LISTED IN SCHEDULE 1

                       2. G.T. BICYCLES, INC.

                       -----------------------------------


                                    AGREEMENT
                        FOR THE SALE AND PURCHASE OF THE
                     WHOLE OF THE ISSUED SHARE CAPITAL OF
                              CARATTI SPORT LIMITED

                       -----------------------------------













                                 OSBORNE CLARKE
                                6-9 MIDDLE STREET
                                 LONDON EC1A 7JA
                                  0171 600 0155
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
                                    CONTENTS

1.      Definitions and interpretation.............................................................  3

2.      Sale and purchase.......................................................................... 10

3.      Consideration.............................................................................. 11

4.      Completion................................................................................. 11

5.      Warranties................................................................................. 14

6.      Covenant for Taxation...................................................................... 14

7.      Purchaser's remedies....................................................................... 15

8.      Limitations on liability................................................................... 17

9.      Conduct of claims.......................................................................... 18

10.     Specific Indemnities....................................................................... 18

11.     Non-completion Covenants................................................................... 19

12.     Physical Stocktake......................................................................... 20

13.     Assignment of the Lease.................................................................... 20

14.     General.................................................................................... 22

15.     Announcements.............................................................................. 24

16.     Costs and Expenses......................................................................... 24

17.     Notices.................................................................................... 24

18.     Governing law and jurisdiction ............................................................ 25

Schedule 1 (The Vendors)........................................................................... 27

Schedule 2 (Information concerning the Company).................................................... 28

Schedule 3 (Warranties)............................................................................ 30

Schedule 4 (Particulars of the Properties)......................................................... 60

Schedule 5 (Contingent Consideration) ............................................................. 61

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            THIS AGREEMENT is made the Third day of July 1996

            BETWEEN:

(1) THE PERSONS whose names and addresses are set out in Schedule 1 ("the Vendors"); and

(2)         G.T. BICYCLES INC. whose principal place of business is at 3100 W.
            Segerstorm Avenue, Santa Ana, California 91704, USA ("the
            Purchaser")


BACKGROUND:

The Vendors have agreed to sell and the Purchaser has agreed to purchase the Shares (as defined below) on the terms of this Agreement.

IT IS AGREED as follows:

1.          DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

            "THE ACCOUNTS"                   the audited balance sheet as at the
                                             Accounts Date and the audited
                                             profit and loss account for the
                                             year ended on the Accounts Date of
                                             the Company, including all
                                             documents required by law to be
                                             annexed to them;

            "THE ACCOUNTS DATE"              31st October 1995;

            "THIS AGREEMENT"                 this Agreement (including any
                                             schedule or annexure to it and any
                                             document in agreed form) as varied
                                             from time to time pursuant to its
                                             terms;

            "BUSINESS DAY"                   any weekday, save for
                                             Saturdays and bank holidays, on
                                             which United Kingdom clearing banks
                                             are generally open for business in
                                             the city of London;

            "THE BOARD"                      the board of directors of the
                                             Company;

            "CLAIM" a claim by the Purchaser against all or any of the Vendors under the Covenant for Taxation or that any Warranty is untrue or inaccurate in any respect or is misleading;

            "CLAIM FOR TAXATION"             any notice, demand,
                                             assessment, letter or other
                                             document issued or action taken by
                                             any Tax Authority indicating that
                                             the Company is or may be placed or
                                             sought to be placed under a
                                             Liability to Taxation;
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            "THE COMPANY"                    Caratti Sport Limited, details of
                                             which are set out in Schedule 2;

            "COMPLETION"                     the Completion of the sale and
                                             purchase of the Shares under this
                                             Agreement;

            "COMPLETION DATE"                the date hereof;

            "THE CONTINGENT                  the amount  (if any)  of  up  to a
            CONSIDERATION"                   maximum  of Pounds Sterling 700,000
                                             payable by the Purchaser to the
                                             Vendors for the Shares under
                                             Clause 3.2 calculated in
                                             accordance with Schedule 5;

            "CONTINGENT CONSIDERATION        an interest bearing account in the
             ACCOUNT"                        name of the Vendors' Solicitors
                                             and the Purchaser's Solicitors at
                                             National Westminster Bank plc;

            "THE COVENANT FOR                the covenant given by the Vendors
             TAXATION"                       under Clause 6;

            "DANGEROUS                       any natural or artificial substance
            SUBSTANCES"                      (whether in the form of a solid,
                                             liquid, gas or vapour) the
                                             generation, transportation,
                                             storage, treatment, use or disposal
                                             of which (whether alone or in
                                             combination with any other
                                             substance) gives rise to a risk of
                                             causing harm to human health,
                                             comfort or safety or harm to any
                                             other living organism or causing
                                             damage to the Environment;

            "THE DISCLOSURE                  the letter of the same date as this
            LETTER"                          Agreement in the agreed form from
                                             the Vendors or their solicitors to
                                             the Purchaser or its solicitors,
                                             together with any attachments,
                                             disclosing matters that are
                                             exceptions to the Warranties;

            "THE ENVIRONMENT"                the environment as defined in
                                             Section 1(2), Environmental
                                             Protection Act 1990;

            "ENVIRONMENTAL                   any consent, approval,
            CONSENT"                         authorisation, permit, exemption,
                                             filing requirement, licence or
                                             registration from time to time
                                             necessary or desirable under
                                             Environmental Law;

            "ENVIRONMENTAL LAW"              any common or statutory law,
                                             regulation, directive, treaty, code
                                             of practice, circular, guidance
                                             note and the like, in each case of
                                             any jurisdiction, in force or
                                             enacted relating or pertaining to
                                             the Environment, any Dangerous
                                             Substance, human health, comfort,
                                             safety or the welfare of any other
                                             living organism;

            "EXECUTIVE PENSION               the Caratti Sport Executive
            SCHEME"                          Pension Scheme created by
                                             Definitive Trust Deed dated 28th
                                             October 1987;

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            "GRANT THORNTON"                 Grant Thornton of 43 Queens Square,
                                             Bristol, BS1 4QR;

            "ICTA"                           the Income and Corporation Taxes
                                             Act 1988;

            "INTELLECTUAL                    patents, trade marks or names
            PROPERTY"                        whether or not registered or
                                             capable of registration,
                                             registered designs, design
                                             rights, copyrights, the
                                             right to apply for and applications
                                             for any of the preceding items,
                                             together with the rights in
                                             inventions, processes, software,
                                             know-how, trade or business
                                             secrets, confidential information
                                             or any process or other similar
                                             right or asset capable of
                                             protection enjoyed, owned, used or
                                             licensed by the Company;

            "THE INITIAL CONSIDERATION"      the sum of Pounds Sterling
                                             8,300,000 payable by the
                                             Purchaser to the Vendors for the
                                             Shares under sub-clause 3.1;

            "KPMG" KPMG of Richmond Park House, 15 Pembroke Road, Clifton, Bristol BS8 3BG;

            "THE LEASES"                     the leases under which the Property
                                             is held, particulars of which are
                                             set out in Schedule 4 and "Lease"
                                             means any one of them;

            "Liability to Taxation"          (a) any liability of the Company to
                                             make actual payments of Taxation
                                             regardless of whether such Taxation
                                             is chargeable or attributable
                                             directly or primarily to the
                                             Company or to any other persons;

                                             (b)  the loss of any Relief which
                                                  would (were it not for the
                                                  loss) have been available to
                                                  the Company and which has been
                                                  treated as an asset in
                                                  preparing the Accounts or
                                                  taken into account in
                                                  computing (and so reducing)
                                                  any provision for Taxation
                                                  (including deferred taxation)
                                                  which appears in the Accounts
                                                  (or which, but for the
                                                  availability or presumed
                                                  availability of such Relief
                                                  prior to its loss would have
                                                  appeared in the Accounts); and

                                             (c)  the setting off against any
                                                  liability to Taxation or
                                                  against Profits earned,
                                                  accrued or received on or
                                                  before Completion of any
                                                  Relief which arises in respect
                                                  of any Transaction effected on
                                                  or after Completion in
                                                  circumstances where, but for
                                                  the setting off, the Company
                                                  would have had an actual
                                                  liability to Taxation in
                                                  respect of which the Purchaser
                                                  would have been able to make a
                                                  claim against the Vendors
                                                  under the Covenant for
                                                  Taxation;

            "MANAGEMENT ACCOUNTS"            the unaudited balance
                                             sheet and profit and loss account
                                             of the Company in the agreed form
                                             as at and for the period from the
                                             Accounts Date to the Management
                                             Accounts Date;

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            "MANAGEMENT ACCOUNTS             30th April 1996;
             DATE"

            "THE PENSION SCHEME"             the Company's Pension scheme
                                             governed by a definitive trust
                                             deed dated 7th July 1994;

            "PLANNING ACTS"                  the Town and Country Planning
                                             Act 1990, the Planning (Listed
                                             Buildings and Conservation Areas)
                                             Act 1990, the Planning (Hazardous
                                             Substances) Act 1990, the Planning
                                             (Consequential Provisions) Act 1991
                                             and all other statutes containing
                                             provisions relating to town and
                                             country planning;

            "THE POLICIES"                   all insurance policies in relation
                                             to which the Company has any
                                             interest and "POLICY" means any of
                                             them;

            "PROFITS"                        income, profits and gains, the
                                             value of any supply and any other
                                             consideration, value or receipt
                                             used or charged for Taxation
                                             purposes and references to "PROFITS
                                             EARNED, ACCRUED OR RECEIVED"
                                             include Profits deemed to have been
                                             earned, accrued or received for
                                             Taxation Purposes;

            "THE PROPERTIES"                 the leasehold properties
                                             particulars of which are set out in
                                             Schedule 4 and "Property" means any
                                             one of them;

            "PURCHASER'S SOLICITORS"         Osborne Clarke of 6-9 Middle
                                             Street, London EC1A 7JA;

            "RELEVANT CLAIM OR               any claim or surrender to or by the
             SURRENDER"                      Company of:

                                             (a)  group relief under Chapter IV,
                                                  Part X, ICTA;

                                             (b)  advance corporation tax under
                                                  Section 240, ICTA; or

                                             (c)  a tax refund under Section
                                                  102, Finance Act 1989;

            "RELIEF" any loss, relief, allowance, exemption, set-off, deduction, credit or right to repayment of Taxation and references to the "LOSS OF ANY RELIEF" include the loss, reduction, counteraction, disallowance, setting-off against
                                             Profits, crediting against a
                                             liability to make an actual payment
                                             of Taxation or failure to obtain a
                                             Relief and "LOSE" and "LOST" shall
                                             be construed accordingly;

            "THE SHARES"                     all the issued shares of the
                                             Company at Completion, as set out
                                             in part 1 of Schedule 2 and all
                                             rights and interests in such
                                             shares;

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            "TAXATION"                       all forms of taxation and
                                             statutory, governmental, supra-
                                             governmental, state, provincial,
                                             local governmental or municipal
                                             impositions, duties, contributions
                                             and levies (including withholdings
                                             and deductions), whether domestic
                                             or foreign, whenever imposed and
                                             all penalties, fines, charges,
                                             costs and interest relating to any
                                             such matters and "TAX" shall be
                                             construed accordingly;

            "TAX AUTHORITY"                  any taxing or other authority, body
                                             or official competent to
                                             administer, impose or collect any
                                             liability to Taxation;

            "TCGA"                           the Taxation of Chargeable Gains
                                             Act 1992;

            "THE TENANCIES"                  any tenancies or other occupational
                                             arrangements under which the
                                             Property is held by third parties,
                                             particulars of which are set out in
                                             Schedule 4;

            "TOTAL CONSIDERATION"            the aggregate of the Initial
                                             Consideration and the Contingent
                                             Consideration;

            "TRADE MARK ASSIGNMENTS"         the trade mark assignments in the
                                             agreed form;

            "TRANSACTION"                    any transaction, deed, act, event,
                                             omission, payment or receipt of
                                             whatever nature and whether actual
                                             or deemed for Tax purposes and
                                             references to "ANY TRANSACTION
                                             EFFECTED ON OR BEFORE COMPLETION"
                                             include the combined result of two
                                             or more Transactions, the first of
                                             which shall have taken place or
                                             commenced (or be deemed to have
                                             taken place or commenced) on or
                                             before Completion;

            "THE TRUST"                      The Discretionary Trust dated 4
                                             June 1996 made between Mark Brinley
                                             Aldo Edwards ("the Settlor") and
                                             the Trustees.

            "THE TRUSTEES"                   Mark Brinley Edwards and his wife,
                                             Sarah Edwards.

            "USA" OR "US"                    United States of America;

            "VAT"                            Value Added Tax;

            "VATA" the Value Added Tax Act 1994 and all other statutes, statutory instruments, regulations and notices containing provisions relating to VAT;

            "VENDOR ASSOCIATE"               each of the Vendors and any persons
                                             connected with any of them within
                                             Section 839, ICTA; and

            "VENDORS' SOLICITORS"            Trump & Partners of 34 Saint
                                             Nicholas Street, Bristol BS1 1TS;

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            "WARRANTIES"                     the representations referred to in
                                             clause 6 and set out in Schedule 3,
                                             and "WARRANTY" means any one of
                                             them.

1.2 In this Agreement, unless the context otherwise requires:

            (a)         references to:

                        (i) a "PERSON" shall be construed to include any individual, firm, body corporate, government or state, association or partnership (whether or not having a separate legal personality);

                        (ii) any documents being "IN THE AGREED FORM" shall mean in a form which has been agreed by the parties to this Agreement and for identification purposes signed on their behalf by their solicitors;

                        (iii) "INDEMNIFY" and "INDEMNIFYING" any person against
                              any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance;

                        (iv) any statutes, statutory provisions, regulations, directives or treaties or any particular statute, statutory provision, regulation, directive or treaty shall include any amendment, modification, consolidation or re-enactment in force from time to time and any statutory instrument or regulations made under it; and

                        (v) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

            (b) except as set out in sub-clause 1.1, words and expressions defined in the Companies Act 1985 and ICTA shall have the same meanings attributed to them by those Acts;

            (c) "STERLING" and the sign "(POUND)" mean pounds sterling in the currency of the United Kingdom;

            (d) "DOLLARS" and the sign "US $" mean dollars in the currency of the United States of America;

            (e) the index and headings are for convenience only and shall not affect the construction of this Agreement;

            (f)         general words shall not be given a restrictive meaning:

                        (i) if they are introduced by the word "OTHER" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

                        (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

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            (g)         where any statement is qualified by the expression "SO
                        FAR AS THE VENDORS ARE AWARE" or "TO THE BEST OF THE VENDORS' KNOWLEDGE AND BELIEF" or any similar expression it shall be deemed to include an additional statement that it has been made after due and careful enquiry; and

            (h) all obligations of more than one party are joint and several.

2.          SALE AND PURCHASE

2.1 Subject to the terms of this Agreement, the Vendors shall sell and the Purchaser shall purchase, with effect from Completion, the Shares with:

            (a) full title guarantee (but free from all charges and encumbrances (whether monetary or not) and all other rights exercisable by third parties which the Vendors do not, and could not reasonably be expected to, know about); and

            (b) all rights attaching to or accruing to them at Completion (including all dividends and distributions declared, paid or made on or after that date).

2.2 Each of the Vendors waives all rights of pre-emption over any of the Shares conferred on him by the Articles of Association of the Company or in any other way.

2.3 The Purchaser shall not be obliged to complete the purchase unless the sale and purchase of all the Shares is completed simultaneously.

3.          CONSIDERATION

3.1 The Initial Consideration shall be paid in cash by the Purchaser to the Vendors and will be attributed as set out in part 1 of Schedule
            1. Payment of the Initial Consideration shall be made by telegraphic transfer or in such other form as the Vendors may approve to the Vendors' Solicitors who are hereby authorised to receive the same on behalf of the Vendors and whose receipt shall be an absolute discharge to the Purchaser who shall not be obliged to have regard to the allocation thereof amongst the Vendors.

3.2 The Contingent Consideration (if any) payable shall be calculated and paid in accordance with the provisions of Schedule 5

4.          COMPLETION

4.1 Completion shall take place at 10am on the Completion Date at the offices of the Purchasers' Solicitors in Bristol or at such other time and place as may be agreed.

4.2         At Completion the Purchaser shall procure that the Company:

            (a) repays all outstanding loans from directors and/or shareholders and the loan from the Executive Pension Scheme including accrued interest in respect of the Executive Pension Scheme loan in an aggregate sum totalling Pounds Sterling 518,185.24 (including accrued interest);

            (b) enters into a written agreement in the agreed form with Comar, S.A.; and

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            (c)         to the extent that the rules of the Executive Pension
                        Scheme allow, pay an amount of Pounds Sterling 130,000 by way of contribution to the Executive Pension Scheme



4.3         On Completion:

            (a)         the Vendors shall deliver to the Purchaser:

                        (i) stock transfer forms, duly completed and executed by the registered holders, in favour of the Purchaser (or as it may direct) in respect of the Shares together with the relevant share certificates and any waivers, consents or other documents which may be necessary to enable the Purchaser or its nominees to be registered as the holders of the Shares;

                        (ii) letters of non-crystallisation dated not earlier than the second Business Day immediately preceding the Completion Date from the holders of all outstanding floating charges given by the Company;

                        (iii) irrevocable powers of attorney in favour of the Purchaser in the agreed form executed by each of the registered holders of the Shares to enable the Purchaser (pending registration of transfers of the Shares) to exercise all voting and other rights attaching to the shares and to appoint proxies for this purpose;

                        (iv)   the certificate of incorporation, any
                               certificate of incorporation on change of name or re-registration, the statutory books written up to date, share certificate books, minute books, and the common seal of the Company;

                        (v) all title deeds relating to the Properties in the possession of the Company

                        (vi)   all credit and charge cards held by Philip
                               Edwards;

                        (vii) all other papers and documents relating to the Company which are in the possession of or under the control of any of the Vendors;

                        (viii) letters of resignation in the agreed form from
                               each of the directors and the company secretary of the Company other than Mark Edwards

                        (ix) a letter of resignation from the auditors of the Company containing the statement specified in
                               Section 394(1), Companies Act 1985;

                        (x) a statement of all overdraft and credit balances from the Company's bankers and other lenders as at the close of business on the Business Day preceding the Completion Date;

                        (xi)   the Disclosure Letter;

                        (xii)  the Trade Mark Assignments duly executed;

                        (xiii) receipts and acknowledgements of full and final
                               satisfaction from the directors in respect of the loan repayments referred to in clause 4.2(a); and

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                        (xiv) either, an undertaking from Trump & Partners in
                              the agreed form to procure that upon payment of Pounds Sterling 454,542.69 to the trustees of the Executive Pension Scheme, such trustees will forthwith endorse Memoranda of Satisfaction on their charges over the Company's assets or duly endorsed memoranda of satisfaction from such trustees.

            (b) The Vendors shall repay all monies then owing by them to the Company whether due and payable or not.

            (c) The Vendors shall procure that Mark Edwards enters into a service agreement and Philip Edwards a consultancy agreement in each case with the Company in the agreed form.

            (d) Mark Edwards shall purchase and the Company shall sell the Shogun motor (Reg. No. J300 JAK) free of hire purchase at a price equal to the redemption value of the hire purchase agreement ;

            (e) The Vendors shall procure that a board meeting of the Company is held at which:

                        (i) the stock transfer forms referred to in sub-clause 4.3(a)(i) are approved and (subject to them being appropriately stamped) registered in the Company's books;

                        (ii) the persons nominated by the Purchaser are appointed as directors and secretary of the Company;

                        (iii) Philip Edwards and the secretary of the Company
                              cease to be officers of the Company with immediate effect;

                        (iv) Grant Thornton resign from their office as auditors to the Company and KPMG are appointed in their place;

                        (v) the registered office of the Company is changed to 6/9 Middle Street, London EC1;

                        (vi) the mandates given by the Company to its bankers are revoked or revised as the Purchaser may require; and

                        (vii) the execution and completion of the other
                              documents to be entered into by the Company under this Agreement is approved.

            (f) At Completion Mark and Philip Edwards (two of the Vendors) will sell to the Purchaser with full title guarantee the entire issued and paid up share capital of Caratti International Ltd. and Biketech Ltd for the sum of Pound Sterling 1.

            (g) When the Vendors have complied with the provisions of sub-clauses 4.3(a)-(f) inclusive, the Purchaser shall:

                        (i) pay the Initial Consideration to the Vendors in the proportions set out in Schedule 1 by telegraphic transfer to the client account of the Vendors' Solicitors at TSB Bank plc, account number 94102468, sort code 77-73-01. The Vendors' Solicitors

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                                                                 CONFORMED COPY

                              are hereby authorised to receive the same on behalf of the Vendors and their receipt shall be an absolute discharge to the Purchaser who shall not be obliged to have regard to the allocation thereof amongst the Vendors;

                        (ii) pay Pounds Sterling 700,000 to the Vendors' Solicitors and the Purchaser's Solicitors for crediting to the Contingent Consideration Account in accordance with the provisions of Schedule 5, payment to be made by telegraphic transfer or in such other form as the Vendors may approve.

4.5 The Vendors undertake to indemnify the Company against any and all claims which may be made against it by any person who resigns at Completion as a director under sub-clause 4.3(e)(iii) whose claim arises out of his resignation or the termination of his employment and against all costs, charges and expenses incurred by the Company which are incidental to any such claim.

5.   WARRANTIES

5.1 The Vendors jointly and severally represent to the Purchaser that each of the Warranties is true and accurate in all respects and not misleading at the date of this Agreement.

5.2 The Vendors acknowledge that they give the Warranties with the intention of inducing the Purchaser to enter into this Agreement and that the Purchaser does so in reliance on the Warranties.

5.3 Each of the Warranties is a separate and independent Warranty and shall not be limited by reference to any other Warranty or anything in this Agreement.

6.   COVENANT FOR TAXATION

6.1  The liability of the Vendors under this clause shall be joint and several.

6.2 Save to the extent that a provision or reserve in respect of such Liability to Taxation was made in the Accounts or such Liability to Taxation arises in respect of any Transaction in the ordinary course of business since the Accounts Date, the Vendors shall pay to the Purchaser an amount equal to any Liability to Taxation of the Company or any settlement of any Claim for
     Taxation:

     (a) arising directly or indirectly from any Transaction effected on or before Completion; or

     (b) in respect of, or by reference to, any Profits earned, accrued or received on or before Completion; or

     (c) arising from the failure by a Vendor Associate to discharge a Liability to Taxation which falls upon such Vendor Associate:

              (i) arising directly or indirectly from any Transaction effected or deemed to have been effected at any time; or

              (ii) in respect of any Profits earned, accrued or received at any time

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                   together with all costs and expenses incurred by the
                   Purchaser or the Company in connection with any such Liability to Taxation or Claim for Taxation.

6.3 In a case of a loss of any Relief, the amount that is to be treated for the purposes of sub-clause 6.2 as a Liability to Taxation shall:

     (a) be the amount of that Relief, if the Relief that was the subject of the loss was either a deduction from or offset against Taxation or a right to a repayment of Taxation;

     (b) be the amount of Taxation which has been saved in consequence of the setting off where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, and the Relief was the subject of a setting off; and

     (c) in any other case where the Relief that was the subject of the loss was a deduction from or offset against gross Profits, be the amount of Taxation which would, on the basis of the rates of Taxation current at the date of the loss, have been saved but for the loss.

6.4 Where the Vendors become liable to make any payment under the Covenant for Taxation, the due date for the making of that payment shall be:

     (a) in a case that involves an actual payment of Taxation by the Company, the date that is the last date on which the Company is liable to pay to the appropriate Tax Authority the Taxation in question in order to avoid incurring a liability to interest or a penalty or, if later, five days following a written demand from the Purchaser; or

     (b) in the case of a loss of any Relief, the date falling five days following the date when the Vendors have been notified by the Purchaser that the auditors for the time being of the Company have certified, at the request of the Purchaser, that the Vendors have a liability for a determinable amount in respect of the loss of such Relief under the Covenant for Taxation.

7.       PURCHASER'S REMEDIES

7.1 Each of the Vendors undertake to disclose in writing to the Purchaser anything which is or may constitute a Claim or be inconsistent with the contents of the Disclosure Letter directly it comes to the notice of any of them at any time before or after Completion.

7.2 The rights and remedies of the Purchaser in respect of any breach of the Warranties or the Covenant for Taxation shall not be affected by Completion or by any investigation made, or which could have been made, by it or on its behalf into the affairs of the Company.

7.3 If, in respect of or in connection with any Claim, any amount payable to the Purchaser by the Vendors is subject to Taxation, the amount to be paid to the Purchaser by the Vendors shall be such so as to ensure that the net amount retained by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be payable to the Purchaser had the amount not been subject to Taxation.

                                                                 CONFORMED COPY

7.4 If any Claim is made, no Vendor shall make any claim against the Company or any director or employee of the Company on whom he may have relied before agreeing to any terms of this Agreement or authorising any statement in the Disclosure Letter. This sub-clause shall not preclude any Vendor from claiming against any other Vendor under any right of contribution or indemnity to which he may be entitled.

7.5 In the event of a Claim, without prejudice to the right of the Purchaser to claim damages on any basis available to it or to any other right or remedy available to it, the Vendors agree to pay on demand in cash to the Purchaser a sum by way of damages as agreed between the Vendors and the Purchaser or, in default of such agreement, as determined by order of a court of competent jurisdiction either:

         (a) an amount sufficient to put the Company into the position which would have existed if the Warranties had been true and accurate or not misleading when given or repeated; or

         (b) an amount equal to the resulting diminution in value of the Shares,

              PROVIDED THAT at the time of issuing proceedings the Purchaser shall specify whether it is claiming damages by reference to (a) or (b) above.

7.6 The Vendors shall indemnify the Purchaser against all costs (including legal costs on an indemnity basis as defined in Order 62 of the Rules of the Supreme Court), expenses or other liabilities which the Purchaser may reasonably incur either before or after the commencement of any action in connection with:

         (a)  the settlement of any Claim;

         (b) any legal proceedings in respect of any Claim in which judgment is given for the Purchaser; or

         (c)  the enforcement of any such settlement or judgment.

7.7 Any amount paid by the Vendors to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by way of pro rata reduction in the Total Consideration.

7.8 If any Claim may be made under both the Warranties and the Covenant for Taxation, that Claim shall first be made under the Covenant for Taxation.

7.9 Any liability of the Vendors under the warranties or covenant for Taxation shall be reduced by an amount equal to:

         (a) the amount of or by which any Taxation for which the Company is accountable is extinguished or reduced as a result of the claim giving rise to the liability; and

         (b) the amount by which any provision for Taxation contained in the Accounts proves after Completion to have been excessive.

8.       LIMITATIONS ON LIABILITY

                                                                 CONFORMED COPY

8.1 The liability of the Vendors under the Covenant for Taxation shall be reduced if and to the extent that the loss shall have been recovered under the Warranties (and vice versa).

8.2 In the absence of fraud or dishonesty on the part of any of the Vendors, their agents or advisors:

         (a) the Purchaser shall not have any claim under the Warranties in respect of any matter if, and to the extent that, it is fully and fairly disclosed in the Disclosure Letter;

         (b)  the Vendors shall not be liable for any Claim unless:

              (i) they have received written notice from the Purchaser giving reasonable details of the Claim and, if practicable, the Purchaser's estimate of the amount involved on or before the expiration of 3 years from Completion or, in the case of any Claim relating to Taxation, not later than 6 years from the end of the Company's current accounting period;

              (ii) the amount of the Claim, when aggregated with all other
                   Claims made on the same occasion or previously, is equal to or exceeds Pounds Sterling 50,000 (in which case the Vendors shall be liable for the excess);

         (c) The aggregate liability of the Vendors in respect of the Warranties shall not exceed the amount of the Total Consideration.

8.3 If the Vendors make any payment to the Purchaser or the Company in relation to any Claim and the Purchaser or the Company subsequently receives from a third party any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that Claim, the Purchaser shall, once it or the Company has received such amount or benefit, immediately repay or procure the repayment to the Vendors of either:

         (a) the amount of such receipt (after deducting an amount equal to the reasonable costs of the Purchaser or the Company incurred in recovering such receipt and any Taxation payable on it); or if lesser

         (b)  the amount paid by the Vendors

         together with any interest or repayment supplement paid to the Purchaser or the Company in respect of it.

9.       CONDUCT OF CLAIMS

9.1 The Purchaser shall notify the Vendors without undue delay in writing of:

         (a) any claim made against it by a third party which may give rise to a Claim;

         (b) any claim the Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Claim; and

                                                                 CONFORMED COPY

         (c) any Claim for Taxation which comes to the Purchaser's notice under which the Vendors are or may become liable under the Covenant of Taxation.

9.2 The Purchaser shall procure that the conduct, negotiation, settlement or litigation of the claim by or against such third party is, so far as is reasonably practicable, carried out in accordance with the wishes of the Vendors and at their cost subject to their giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser or the Company.

9.3 The Purchaser shall procure (insofar as it lies within its control as a shareholder of the Company) that the Company provides to the Vendors and the Vendors' professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Claim and enabling the Vendors to take the action referred to in sub-clause 9.2 and shall allow the Vendors and their advisers to take copies of any relevant documents or records at their expense.

10.      SPECIFIC INDEMNITIES

10.1 Philip Edwards (one of the Vendors) will procure that the balance of 938,497,948 Italian Lira and US Dollars 72,159 owing from Comar Italia SRL ("Comar") to the Company will be paid in full without set off or deduction no later than 12 working days from the date hereof.

10.2 Without prejudice to its other remedies the Purchaser shall be entitled to set off from the Contingent Consideration Account any sums due to Philip Edwards against any sums due to the Company at Completion from Comar.

10.3 Philip Edwards covenants to indemnify the Purchaser and the Company against any loss suffered by either of them as a result of any failure by Comar to pay 938,497,948 Italian Lira and US Dollars 72,159 to the Company no later than 12 working days from the date hereof in settlement of its debt.

10.4 The Vendors shall indemnify and keep indemnified the Company against any loss, claim, demand, cost, expense, liability, action or proceeding suffered or incurred by or brought against the Company directly or indirectly as a result of or in connection with any action or omission by the Company in its capacity as principal employer of the Caratti Sport Executive Pension Scheme.

11.      NON-COMPETITION COVENANTS

11.1 In order to assure to the Purchaser the full benefit of the business and goodwill of the Company, each Vendor undertakes that he shall not, either alone or in conjunction with or on behalf of any other person, do any of the following things:

         (a) within 5 years after Completion either directly or indirectly carry on or be engaged, concerned or interested in (except as the holder of shares in a listed company which confer not more than three per cent. of the votes which could normally be cast at a general meeting of that company) any business (whether as principal, partner,

                                                                 CONFORMED COPY

              shareholder, creditor, director, manager, consultant, agent or employee or in any other capacity whatsoever) within the United Kingdom which competes with any part of the business of the Company;

         (b) except in the circumstances referred to in sub-clause 14.10(b) (Confidentiality), disclose to any other person any information which is secret or confidential to the business or affairs of the Company or use any such information to the detriment of the business of the Company for so long as that information remains secret or confidential;

         (c) in relation to a business which is competitive or likely to be competitive with the business of the Company as carried on at Completion, use any trade or business name or distinctive mark, style or logo used by or in the business of the Company at any time during the 2 years before Completion or anything intended or likely to be confused with it;

         (d) neither before nor within 5 years after Completion accept orders from any person to whom the Company has sold its goods or services in the 2 years before Completion in respect of similar goods or services;

         (e) neither before nor within 5 years of Completion do any act or thing likely to have the effect of causing any supplier of or other person in the habit of dealing with the Company (either now or at Completion) to be unable or unwilling to deal with the Company either at all or in part or on the terms on which it had previously dealt with the Company or likely to have the effect of causing any person having a contract or arrangement with the Company (either at the date hereof or at Completion) to breach, terminate or modify that contract or arrangement or to exercise any right under it; or

         (f) neither before nor within 5 years after Completion solicit or seek to entice away any employee from the employment of the Company nor do any act or thing likely to have the effect of causing any such employee to terminate his employment with the Company whether or not such employee would thereby breach his contract of employment.

11.2 The Vendors acknowledge that they consider the undertakings contained in sub-clause 11.1 reasonable for the proper protection of the Company's business and further acknowledge that damages would not be an adequate remedy for breach of those undertakings.

11.3 Each undertaking contained in sub-clause 11.1 shall be construed as a separate and independent undertaking. In the event that any of such undertakings is found to be void but would be valid if some part of it were deleted or if the period or extent of it were reduced such undertaking shall apply with such modification as may be necessary to make it valid and effective.

12.      PHYSICAL STOCKTAKE

12.1 KPMG or such other firm of Chartered Accountants as may be nominated by the Purchaser shall carry out a physical stocktake of the inventory of the Company as at 31 October 1996. Such stocktake shall be used as the basis for valuation of stock in the calculation of Excess Inventory (as such term is defined in Schedule 5).

                                                                 CONFORMED COPY

13.      ASSIGNMENT OF LEASE

13.1 No later than 1st November 1996 the Vendors shall procure that the Company shall assign the Lease of the premises at 49 Waverley Road, Yate ("the Yate Lease") to Three Shires Pet Supplies Ltd ("the Assignee") on the terms of the agreement annexed to the Disclosure Letter.

13.2 After Completion the Vendors shall be solely responsible for any liability which may be suffered by the Company under the Yate Lease to the Landlord and/or the Assignee (save for the sum of Pounds Sterling 5,000 for repairs provided in the Management Accounts and the reverse premium of Pounds Sterling 29,330 plus VAT payable to the Assignee) including, without limitation, any payments the Company is required to make under the Yate Lease because of its having been a tenant of the Property under such Lease and any costs or expenses incurred by the Company in relation to the Yate Lease notwithstanding the assignment referred to in sub-clause 13.1. The Vendors shall jointly and severally indemnify the Company and the Purchaser in respect of any residual contingent liabilities of the Company under the Yate Lease notwithstanding any assignment referred to in sub-clause 13.1.

13.3 With effect from Completion the Purchaser shall procure that the Company shall accept responsibility for any liability which may be suffered by Mark Edwards and Philip Edwards ("ME" and "PE") and Tandem Holdings Ltd under the following guarantees: -

            DEBTOR                     GUARANTOR                   BANK                                DATE
            Caratti Sport Ltd          M B A Edwards               Barclays Bank PLC                   4/7/94

            Caratti Sport Ltd          P B A Edwards               Barclays Bank PLC                   27/7/94

            Caratti Sport Ltd          P B A Edwards               Barclays Discounting                30/11/88
                                       & M B A Edwards

            Carratti Sport Ltd         Tandem Holdings Ltd         Barclays Bank PLC                   23/5/94

("the Guarantees")

and the Purchaser shall indemnify and shall procure that the Company shall indemnify ME and PE and Tandem Holdings Ltd and each of them in respect of any such liability.

14.      GENERAL

14.1 This Agreement sets out the entire agreement and understanding between the parties in respect of the subject matter of this Agreement.

                                                                 CONFORMED COPY

14.2

         (a) This Agreement shall be binding upon and ensure for the benefit of the successors of the parties but, except as set out in sub-clause 14.2(b), shall not be assignable by any party without the prior written consent of the other;

         (b) The Purchaser may assign the benefit of this Agreement (including, without limitation, the Warranties) to any successor in title or any subsequent purchaser of the Shares or to a subsidiary of the Purchaser SAVE THAT if the benefit of the Warranties is assigned the liability of the Vendors shall be no greater than it would have been if the Purchaser had remained the owner of the Shares and had retained the benefit of the Warranties.

14.3 No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

14.4 Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

14.5 If any part of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, then that part shall be deemed not to be a part of this Agreement, and neither shall the enforceability of the remainder of this Agreement be affected, nor shall it affect the validity, lawfulness or enforceability of that provision in any jurisdiction.

14.6

         (a) Any liability to the Purchaser under this Agreement may in whole or in part be released, compounded, compromised or postponed by the Purchaser in its absolute discretion without in any way prejudicing or affecting any rights in respect of that or any liability not so waived, released, compounded or compromised;

         (b) No single or partial exercise of, or failure or delay in exercising any right, power or remedy by the Purchaser shall constitute a waiver by the Purchaser of, or impair or preclude any further exercise of, any right, power or remedy arising under this Agreement or otherwise.

14.7 After Completion, the Vendors shall execute such documents and take such steps as the Purchaser may reasonably require to vest the full title to the Shares in the Purchaser and to give the Purchaser the full benefit of this Agreement.

14.8

         (a) This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart;

                                                                 CONFORMED COPY

         (b) Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one and the same instrument.

14.9 No provision of this Agreement, or of any agreement or arrangement of which it forms part, which causes this Agreement or such agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement and any agreement or arrangement, of which it forms part, have been supplied to the Director-General of Fair Trading under
         Section 24, Restrictive Trade Practices Act 1976 and the parties agree to furnish such particulars within three months of the date of this Agreement.

14.10

         (a) Each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement, to any other party to this Agreement or the negotiations relating to this Agreement.

         (b) Any party may disclose information which would otherwise be confidential if and to the extent:

               (i) it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

              (ii) it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis; or

             (iii) the information has come into the public domain through no fault of that party.

14.11 If any party defaults in the payment when due of any sum payable under this Agreement (whether payable by agreement or by an order of a court or otherwise), the liability of that party shall be increased to include interest on that sum from the date when such payment was due until the date of actual payment at a rate per annum of 4 per cent. per annum above the base rate from time to time of National Westminster Bank PLC. Such interest shall accrue from day to day and shall be compounded annually.

15.      ANNOUNCEMENTS

15.1 Subject to sub-clause 15.2, no announcement concerning the terms of this Agreement shall be made by or on behalf of any of the parties without the prior written consent of the others, such consent not to be unreasonably withheld or delayed.

15.2 After Completion the Purchaser may make such announcements as it deems appropriate concerning the Company.

16.      COSTS AND EXPENSES

                                                                 CONFORMED COPY

16.1 Each party shall bear its own costs and expenses incurred in the preparation, execution and implementation of this Agreement.

16.2 The Purchaser shall pay all U K stamp duty relating to the transfer to it of the Shares.

17.      NOTICES

17.1 Any notice to a party under this Agreement shall be in writing signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid first class post, prepaid recorded delivery, telex or facsimile to the address of the party as set out in this Agreement or as otherwise notified from time to time.

17.2     A notice shall be deemed to have been served:

         (a)  at the time of delivery if delivered personally;

         (b)  except as referred to in sub-clause 17.3:

              (i) 48 hours after posting in the case of an address in the United Kingdom and 96 hours after posting for any other address;

              (ii) 2 hours after transmission if served by facsimile or telex.

         If such deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at the opening of business on the next business day of that country.

17.3 The deemed service provisions set out in sub-clause 17.2 do not apply to:

         (a) a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affects the collection of the notice or is such that the notice cannot reasonably be expected to be delivered within 48 hours after posting; and

         (b) a notice served by telex or facsimile, if, before the time at which the notice would otherwise be deemed to have been served, the receiving party informs the sending party that the notice has been received in a form which is unclear in any material respect, and, if it informs the sending party by telephone, it also despatches a confirmatory telex or facsimile within two hours.

17.4     In proving service it will be sufficient to prove:

         (a) in the case of personal service, that it was handed to the party or delivered to or left at its address;

         (b) in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

         (c) in the case of telex, that the appropriate answerback was received;

                                                                 CONFORMED COPY

         (d) in the case of facsimile, that it was properly addressed and despatched to the number of the party.

17.5 A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

17.6 In this clause "notice" includes any notice, demand, consent or other communication.

18.      GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and construed in accordance with English Law.

18.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

IN WITNESS whereof this Agreement has been entered into and delivered as a deed the day and year appearing at the head of page 1.

                                                                  CONFORMED COPY

                                                          SCHEDULE 1

                                                        (THE VENDORS)

     NAME                  ADDRESS                       NO. OF SHARES       INITIAL CONSIDERATION %       CONTINGENT
                                                                                                         CONSIDERATION (%)
Mark Brinley            Woodlands
Aldo Edwards            Stinchcombe Hill               15,000 'A' Ord                0.25%                   0.25%
Sarah Edwards (the      Glos GL11
Trustees)               United Kingdom               60,000 'A' Pref Ord            49.75%                  49.75%

Philip Brinley          Residences Du Monte
Antonio Edwards         Carlo Sun, Sun Park            15,000 'B' Ord                 50%                     50%
                        74 Boulevard d' Italie
                        Appart, Blocco D N.51
                        Monaco

TOTAL                                                      90,000                    100%                    100%

                                                                 CONFORMED COPY

                                   SCHEDULE 2

                      (INFORMATION CONCERNING THE COMPANY)

1.   Registered Number                            1702392

2.   Date of Incorporation                        24 February 1983

3.   Place of Incorporation                       England and Wales

4.   Address of registered office                 49 Waverley Road
                                                  Beaches Industrial Estate

5.   Class of Company                             private limited

6.   Authorised share capital                     Pounds Sterling 90,000
                                                  divided into 30,000 A and B
                                                  ordinary shares of Pound
                                                  Sterling 1 each and 60,000
                                                  A Preferred Ordinary shares
                                                  of Pound Sterling 1 each

7.   Issued share capital                         Pounds Sterling 90,000
                                                  divided into 30,000 A and B
                                                  Ordinary Shares of Pound
                                                  Sterling 1 each and 60,000 A
                                                  Preferred Ordinary Shares
                                                  of Pound Sterling 1 each

                                                                 CONFORMED COPY

8.   Directors

     Full Name                                    Usual residential address         Nationality

     Mark Brinley                                 Woodlands                         British
     Aldo Edwards                                 Stinchcombe Hill
                                                  Glos GL11
                                                  United Kingdom

     Philip Brinley                               Residences du Monte               British
     Antonio Edwards                              Carlo Sun, Sun Park
                                                  74 Boulevard d'Italie
                                                  Appart, Blocco D N.51
                                                  Monaco
9.   Secretary

     Full Name                                    Usual residential address

     Maria Tersilla Edwards                       68 Rossal Avenue
                                                  Little Stoke
                                                  Bristol BS12 6JX
                                                  United Kingdom

10.  Accounting reference date

     31 October

11.  Auditors

     Grant Thornton

12.  Tax residence

     United Kingdom

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                                                                 CONFORMED COPY

                                   SCHEDULE 3

                                  (WARRANTIES)

THE VENDORS

1.       CAPACITY

1.1 Each Vendor has the requisite power and authority to enter into and perform this Agreement.

1.2 No Vendor is bankrupt, has proposed a voluntary arrangement or has made or proposed any arrangement or composition with his creditors or any class of his creditors.

1.3 This Agreement constitutes and imposes valid legal and binding obligations on each Vendor fully enforceable in accordance with its terms.

2.       ARRANGEMENTS BETWEEN THE COMPANY AND VENDOR ASSOCIATES

2.1 There are no contracts, arrangements or liabilities, actual or contingent, outstanding or remaining in whole or in part to be performed between the Company or any Vendor Associate.

3.       OTHER INTERESTS OF ANY VENDOR ASSOCIATE

         No Vendor has or intends to acquire any interest, direct or indirect, in any business which has a close trading relationship with or which competes or is likely to compete with any business now carried on by the Company and, so far as the Vendors are aware, no Vendor Associate has or intends to do so.

SHARE CAPITAL

4.       COMPANY

4.1 The Shares constitute the entire issued and allotted share capital of the Company and are fully paid or credited as fully paid. The Vendors own the Shares with full title guarantee.

4.2 Apart from this Agreement, there is no agreement, option, warrant, convertible security, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of the Company.

4.3 No person has any right of pre-emption, right of first refusal or similar right in respect of any issued or unissued share capital of the Company.

4.4 None of the Shares was, or represents assets which were, the subject of a transfer at an undervalue, within the meaning of Sections 238 or 339, Insolvency Act 1986, within the past five years.

4.5      The Company has not at any time:

         (a)  reduced its share capital;

                                                                 CONFORMED COPY

         (b)  redeemed any share capital;

         (c)  purchased any of its shares; or

         (d)  forfeited any of its shares.

5.       SUBSIDIARIES

5.1 The Company does not have, nor has it agreed to acquire, any interest in any undertaking or in the share capital of any body corporate.

5.2 The Company does not hold nor is it liable on any share or relevant security which is not fully paid up or which carries any liability.

5.3 The Company does not have any branch, agency, place of business or establishment outside the United Kingdom.

CORPORATE MATTERS

6.       INSOLVENCY OF THE COMPANY

6.1 No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and the Company has not been a party to any transaction which could be avoided in a winding up.

6.2 No administration order has been made and no petition for one has been presented in respect of the Company.

6.3 No receiver or administrative receiver has been appointed in respect of the Company or any of its assets.

6.4 The Company is not insolvent, has failed or is or unable to pay, or has no reasonable prospect of being able to pay, any of its debts as they fall due, as those expressions are defined in Section 268, Insolvency Act 1986.

6.5 No voluntary arrangement has been proposed under Section 1, Insolvency Act 1986 in respect of the Company and the Company has not made or proposed any arrangement or composition with its creditors or any class of them.

6.6 No distress, execution or other process has been levied on the Company's assets or action taken to repossess goods in the possession of the Company.

6.7 No unsatisfied judgment is outstanding against the Company and no demand has been served on the Company under Section 123(1)(a), Insolvency Act 1986.

6.8 No event analogous to any referred to in sub-paragraphs 6.1 to 6.7 has occurred anywhere in the world.

7.       STATUTORY BOOKS AND DOCUMENTS FILED

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7.1      The statutory books, including all registers and minute books, of the
         Company have been properly kept and contain an accurate and complete record of the matters with which those books should deal.

7.2 All documents which should have been delivered by the Company to the Registrar of Companies are complete and accurate and have been properly so delivered.

7.3 The copy of the Memorandum and Articles of Association of the Company contained in the Disclosure Letter has embodied in it or annexed to it a copy of each resolution as referred to in Section 380, Companies Act 1985, and is accurate and complete in all respects.

7.4 Since the Accounts Date no resolution of the members of the Company in general meeting, or of any class of them, has been passed other than resolutions relating to the ordinary business of annual general meetings.

INFORMATION

8.       ACCURACY AND ADEQUACY OF INFORMATION

8.1 The information contained in schedules 1,2 and 4 to this Agreement is accurate and complete.

8.2 The information contained in the Disclosure Letter is complete and accurate and is not misleading because of any omission or ambiguity or for any other reason and where the information is expressed as an opinion, it is truly and honestly held and not given casually, recklessly or without due regard for its accuracy.

8.3

8.4 So far as the Vendors are aware, there is no material fact or circumstance relating to the business and affairs of the Company which, if disclosed to the Purchaser or any of its advisers, might reasonably be expected to influence the decision of the Purchaser to purchase the Shares on the terms contained in this Agreement and which has not been so disclosed.

ACCOUNTS

9.       PREPARATION AND CONTENTS OF THE ACCOUNTS

9.1 The Accounts were prepared in accordance with the requirements of all relevant statutes and generally accepted accounting practices including, without limitation, all applicable Financial Reporting Standards issued by the Accounting Standards Board, Statements of Standard Accounting Practice issued by the Institute of Chartered Accountants of England and Wales and Statements from the Urgent Issues Task Force current at the Accounts Date and, where the accounting practice used to prepare the Accounts differs from those applicable in previous financial periods, the effect of any such difference is disclosed in the Disclosure Letter.

9.2      Without prejudice to the generality of sub-paragraph 9.1:

         (a)  the Accounts:

              (i) give a true and fair view of the state of affairs of the Company at the Accounts Date and the profits or losses of the Company for the financial period ending on that date;

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                  (ii)     contain full provision or reserve for all liabilities
                           and for all capital and revenue commitments of the Company as at the Accounts Date;

                  (iii) disclose all the assets of the Company as at the Accounts Date and none of the values placed in the Accounts on any of those assets was in excess of its market value at the Accounts Date;

                  (iv)     make full provision for bad and doubtful debts;

                  (v) include an adequate provision for all warranty liability on products;


                  (vi) do not include any figure which is referable to the value of an intangible asset; and

                  (vii) make full provision for depreciation of the fixed assets of the Company having regard to their original cost and life.

         (b)      in the Accounts:

                  (i) in valuing work-in-progress no value was attributed in respect of eventual profits and adequate provision was made for such losses as were at the time of signature of the Accounts by directors of the Company reasonably foreseeable as arising or likely to arise; and

                  (ii) slow-moving stock was written down appropriately, redundant, obsolete, obsolescent or defective stock was wholly written off and the value attributed to any other stock did not exceed the lower of cost (on a first in first out basis) and net realisable value (or replacement value) at the Accounts Date.

9.3 The profits and losses of the Company shown in the Accounts were not, save as disclosed in the Accounts or in any note accompanying them, to any material extent affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known to the Vendors rendering any such profit or loss for such period exceptionally high or low.

9.4 The audited profit and loss accounts and audited balance sheets of the Company contained in the Accounts were prepared on a consistent basis with each other.

10.      ACCOUNTING RECORDS

10.1 The accounting records of the Company comply with the requirements of Sections 221 and 222, Companies Act 1985, do not contain or reflect any material inaccuracy or discrepancy and present and reflect in accordance with generally accepted accounting principles and standards the financial position of and all transactions entered into by the Company or to which it has been a party.

10.2 All relevant financial books and records of the Company are in its possession or otherwise under its direct control.

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10.3     Where any of the records of the Company is kept on computer, that it:

         (a) is the owner of all hardware and all software necessary to enable it to use the records as they have been used in its business to the date of this Agreement and to Completion;

         (b) does not share any hardware or software relating to the records with any person; and

         (c) maintains adequate back up records and support in the event of any fault or failure of such computer hardware and software.


11.      MANAGEMENT ACCOUNTS

         The Management Accounts fairly reflect the trading position of the Company as at the Management Accounts Date and for the period to which they relate and are not affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known by the Vendors rendering profits or losses for the period covered exceptionally high or low.

12.      EVENTS SINCE THE ACCOUNTS DATE

12.1 Since the Accounts Date there has been no material change in the value or state of assets or amount or nature of liabilities as compared with the position disclosed in the Accounts.

12.2 The Company has since the Accounts Date carried on its business in the ordinary course and without interruption, so as to maintain it as a going concern and paid its creditors in the ordinary course and within the credit periods agreed with such creditors.

12.3 Since the Accounts Date no supplier of the Company has ceased or restricted supplies or threatened so to do, there has been no loss or material curtailment of the business transacted by the Company with any customer which at any time in the preceding financial year represented not less than 10 per cent., of the turnover of the Company and the Vendors are not aware of any circumstances likely to give rise to any of the above.

12.4      Since the Accounts Date the Company has not:

         (a)      incurred or committed to incur:

                  (i)      material capital expenditure;  or

                  (ii) any liability whether actual or contingent except for full value or in the ordinary course of business;

         (b)      acquired or agreed to acquire:

                  (i) any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business; or

                  (ii) any business or substantial part of it or any share or shares in a body corporate;

         (c) disposed of or agreed to dispose of, any of its assets except in the ordinary course of business and for full value;

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         (d)      repaid wholly or in part any loan except upon the due date or dates for repayment;

         (e) issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or re-organised its share capital or agreed to do so; or

         (f)      declared or paid any distribution of profit.

12.5

         (a) None of the debts included in the Accounts or any of the debts subsequently arising have been the subject of factoring by the Company.

         (b) The Vendors are not aware of any circumstances which could result in any presently outstanding debt in excess of Pounds Sterling 1,000 not being paid in full save for the schedule of provisions attached to the Disclosure Letter.

FINANCIAL

13.      FINANCIAL COMMITMENTS AND BORROWINGS



13.1 Complete and accurate details of all overdraft, loan and other financial facilities available to the Company and the amounts outstanding under them at the close of business on the day preceding the date of this Agreement are set out in the Disclosure Letter and no Vendor nor the Company has done anything, or omitted to do anything, as a result of which the continuance of any of those facilities might be affected or prejudiced.

13.2 The Company is not a party to, or has agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

13.3 The Company is not exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor has the Company entered into any commitment or arrangement which might lead it so to do.

13.4 No overdraft or other financial facilities available to the Company are dependent upon the guarantee of or security provided by any other person.



13.5 No event has occurred or been alleged which is or, with the passing of any time or the giving of any notice, certificate, declaration or demand, would become an event of default under, or breach of, any of the terms of any loan capital, borrowing, debenture or financial facility of the Company or which would entitle any person to call for repayment prior to normal maturity.

13.6 The Company is not, nor has it agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

13.7 The Company does not have any credit cards in issue in its own name or that of any officer or employee of the Company or any person connected with any officer or employee.

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13.8     The Company has not received any grants, allowances, loans or financial aid of any kind from any government departmental or other board, body, agency or authority which may become liable to be refunded or repaid in whole or in part.

13.9 The Company has not engaged in financing of a type which is not required, or has not been, shown or reflected in the Accounts.

14.      WORKING CAPITAL

         Having regard to existing bank and other facilities available to it, the Company has sufficient working capital for the purposes of continuing to carry on its business, in its present form and at its present level of turnover, for the period of twelve months after Completion.


15.      INSURANCES

15.1 The Company maintains, and at all material times has maintained, adequate insurance cover against all risks normally insured against by companies carrying on a similar business, for the full replacement or reinstatement value of its business and assets, and in particular has maintained all insurance required by statute, product liability and professional indemnity insurance, and insured against loss of profits for a period of not less than six (6) months and for loss of rent for a period of not less than three (3) years.

15.2 The Policies are valid and enforceable and all premiums due have been paid. There are no outstanding claims or circumstances likely to give rise to a claim under the Policies or which would be required to be notified to the insurers and nothing has been done or omitted to be done which has made or could make any Policy void or voidable or as a result of which the renewal of any Policy might be refused or the premiums due in respect of them may be liable to be increased.


15.3 There are no claims outstanding or threatened, or so far as the Vendors are aware, pending, against the Company which are not fully covered by insurance.

15.4     Copies of full Policies are annexed to the Disclosure Letter.



         TRADING AND CONTRACTS


16.      CONTRACTS AND COMMITMENTS

16.1 The Company is not a party to any agreement, arrangement or commitment which:

         (a) (save in the ordinary course of business) has or is expected to have material consequences in terms of expenditure or revenue;

         (b) relates to matters outside its ordinary business or was not entered into on arms' length terms;

         (c) (save in the ordinary course of business) constitutes a commercial transaction or arrangement which deviates from the usual pattern for it;

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         (d)      can be terminated in the event of any change in the underlying ownership or control of it or would be materially affected by such change;

         (e)      cannot readily be fulfilled or performed by it on time; or

         (f) cannot be terminated, without giving rise to any liabilities on it, by it giving 3 months' notice or less.

16.2     The Company has not:

         (a) outstanding any bid, tender, sale or service proposal which is material in relation to its business or which, if accepted, would be likely to result in a loss;

         (b) has granted any power of attorney or other such authority (whether express or implied) which is still outstanding.


16.3 Neither the Company nor any Vendor is aware of any actual, potential or alleged breach, invalidity, grounds for termination, grounds for rescission, grounds for avoidance or grounds for repudiation of, any contract to which any Company is a party.

17.      TERMS OF TRADE

         The Company has not given any guarantee or warranty (other than any implied by law) or made any representation in respect of any product or services sold or supplied by it nor has it accepted any liability to service, maintain, repair or otherwise do or refrain from doing anything in relation to such goods or services after they have been sold or supplied by it except for those contained in its standard conditions of trading, complete and accurate copies of which are contained in the Disclosure Letter.


18.      PRODUCT LIABILITY

         The Company has not manufactured, sold or provided any product or service which does not in every respect comply with all applicable laws, regulations or standards or which is defective or dangerous or not in accordance with any representation or warranty, express or implied, given in respect of it.

19.      LICENCES AND CONSENTS

19.1 Complete and accurate details of all licences, consents, permissions, authorisations and approvals required by the Company for the carrying on of its business are contained in the Disclosure Letter and all of them have been obtained by it and are in full force and effect.

19.2 All reports, returns and information required by law or as a condition of any licence, consent, permission, authorisation or approval to be made or given to any person or authority in connection with the business of the Company have been made or given to the appropriate person or authority and there are no circumstances which indicate that any licence, consent, permission, authorisation or approval might not be renewed in whole or in part or is likely to be revoked, suspended or cancelled or which may confer a right of revocation, suspension or cancellation.

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20.      TRADING PARTNERS

20.1 The Company does not act or carry on business in partnership with any other person nor is a member of any corporate or unincorporated body, undertaking or association.

20.2 The Company is not a party to any joint venture agreement or arrangement or any agreement or arrangement under which it is to participate with any other person in any business.

20.3 The Company is not a party to any agency, distributorship, licence or management agreement or is a party to any contract or arrangement which restricts its freedom to carry on its business in such manner as it may think fit in any part of the world.

20.4 The Company does not have any branch, agency, place of business or establishment outside the United Kingdom.

21.      COMPETITION AND TRADE REGULATION LAW

21.1 The Company is not nor has it been a party to, or is or has been concerned in any agreement or arrangement, or is conducting or has conducted itself, whether by omission or otherwise, in a manner which:


         (a) contravenes, is invalidated in whole or in part or has been, or should have been, registered under the Restrictive Trade Practices Acts 1976 and 1977;

         (b) contravenes the provisions of the Resale Prices Act 1976, the Trade Description Acts 1968 and 1972, the Fair Trading Act 1973 or any secondary legislation made under either of those Acts;

         (c) infringes Article 85 or 86 of the Treaty of Rome or any regulation or directive made under it or any other anti-trust or similar legislation in any jurisdiction in which the Company has assets or carries on or intends to carry on business or where its activities may have any effect.


21.2     The Company has not:


         (a) given an undertaking to, or is subject to, any order of or investigation by, or has received any request for information from;

         (b) received, nor so far as the Vendors are aware, is it likely to receive any process, notice or communication, formal or informal by or on behalf of;

         (c) been or is a party to, or is or has been concerned in, any agreement or arrangement in respect of which an application for negative clearance and/or exemption has been made to the Office of Fair Trading, the Monopolies and Mergers Commission, the Secretary of State, the European Commission or any other governmental or other authority, department, board, body or agency of any country having jurisdiction in anti-trust or similar matters in relation to any business of the Company.

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22.      COMPLIANCE WITH LAW



22.1 The Company has not committed nor is it liable for, and no claim has been or, so far as the Vendors are aware, will be made that it has committed or is liable for, any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty whether imposed by or pursuant to statute, contract or otherwise.

22.2 The Company has not received notification that any investigation or inquiry is being, or has been, conducted by, or received any request for information from any governmental or other authority, department, board, body or agency in respect its affairs and, so far as the Vendors are aware, there are no circumstances which would give rise to such investigation, inquiry or request.

22.3 None of the activities, contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant and all documents in the enforcement of which it may be interested are valid.

23.      LITIGATION AND DISPUTES

23.1 Except for actions to recover any debt incurred in the ordinary course of the business owed to the Company where each individual debt and its costs outstanding amounts to less than Pounds Sterling 1,000:

         (a) neither the Company nor any person for whose acts the Company may be liable is engaged in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise;

         (b) no litigation, arbitration, administrative or criminal proceedings by or against the Company or any person for whose acts it may be liable are threatened or expected and, as far as the Vendors are aware, none are pending;

         (c) there are no facts or circumstances likely to give rise to any litigation, arbitration, administrative or criminal proceedings against the Company or any person for whose acts it may be liable.

23.2 The Company is not subject to any order or judgment given by any court or governmental or other authority, department, board, body or agency or has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force, nor so far as the Vendors are aware are there any facts or circumstances likely to give rise to it becoming subject to such an order or judgment or to be a party to any such undertaking or assurance.

ASSETS

24.      OWNERSHIP AND CONDITION OF ASSETS

24.1 Each of the assets included in the Accounts or acquired by the Company since the Accounts Date (other than the Properties and current assets subsequently disposed of or realised in the

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         ordinary course of business) is owned both legally and beneficially by the Company free from any third party rights and, if capable of possession, is in its possession.

24.2 Each item of plant and machinery, vehicle and office equipment used by the Company is:

         (a) in good repair and condition, regularly maintained and certified safe and without risk to health when used;

         (b) capable and will remain capable of doing the work for which it was designed or purchased until the time when (on the basis of depreciation adopted in the Accounts) it will have been written down to a nil value;

         (c)      not surplus to requirements; and

         (d) not expected to require replacement or additions within 6 months of Completion.


24.3 The Company has not acquired, or agreed to acquire, any asset on terms that title to that asset does not pass until full payment is made or all indebtedness incurred in connection with the acquisition is discharged.

24.4 The assets owned by the Company, together with all assets held under hire purchase, lease or rental agreements which are contained in the Disclosure Letter, comprise all assets necessary for the continuation of the business of the Company as it is currently carried on.

25.      STOCK

         The value of the stocks of materials of the Company which is redundant, obsolete, obsolescent or defective is not greater than the provisions in the Accounts.

26.      CHARGES AND ENCUMBRANCES OVER ASSETS

26.1 No option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the shares or the whole or any part of the undertaking or assets of the Company, including any investment in any other Company, is outstanding and, apart from this Agreement, there is no agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

26.2 No floating charge created by the Company has crystallised and there are no circumstances likely to cause such a floating charge to crystallise.

26.3 The Company has not received notice from any person intimating that it will enforce any security which it may hold over the asset of the Company, and there are no circumstances likely to give rise to such a notice.

26.4 All charges in favour of the Company have, if required, been registered in accordance with the provisions of the Companies Act 1985, Part XII.

27.      INTELLECTUAL PROPERTY

27.1 Complete and accurate details of all Intellectual Property and copies of all licences and other agreements relating to it are contained in the Disclosure Letter.

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27.2     All Intellectual Property is either:

         (a) in the sole legal and beneficial ownership of the Company free from all licences, charges or other encumbrances; or

         (b) the subject of binding and enforceable licences from third parties in favour of the Company:

                  (i)      of which no notice to terminate has been received;

                  (ii) all parties to which have fully complied with all obligations in those licences; and

                  (iii) in relation to which no disputes have arisen or are foreseeable;

         and nothing has been done or omitted to be done whether by the Company or as far as the Vendors are aware by any person which would jeopardise the validity, enforceability or subsistence of any Intellectual Property or any such licences.

27.3 Any Intellectual Property which is capable of registration has been registered or is the subject of an application for registration, and is or will when duly registered be valid, binding and enforceable and:

         (a) in the case of registrations, all renewal fees have been paid by their due date and all such action necessary to preserve the registration has been taken; and

         (b) in the case of pending applications, the Vendors are aware of no reason why any such applications should not proceed to grant.

27.4 No licences, registered user or other rights have been granted or agreed to be granted by the Company to any person in respect of any Intellectual Property.

27.5 So far as the Vendors are aware, at no time during the past six years has there been any unauthorised use or infringement by any person of any Intellectual Property.

27.6 None of the processes employed, or products or services dealt in, by the Company infringes any rights of any third party relating to intellectual property nor makes the Company liable to pay a fee or royalty and no claims have been made, threatened or so far as the Vendors are aware are pending, in relation to any intellectual property against the Company.



27.7 Except in the ordinary course of business and on a confidential basis, no disclosure has been made of any of the confidential information, know how, technical processes, financial or trade secrets or customer or supplier lists of the Company.

27.8 Any names used by the Company other than its corporate name are contained in the Disclosure Letter and do not infringe the rights of any person.


EMPLOYMENT

28.      DIRECTORS AND EMPLOYEES

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28.1     Complete and accurate details of the terms and conditions of employment of all employees of the Company, including age, salary, notice period, holiday entitlement and the date of commencement of their continuous period of employment and any arrangements or assurances (whether or not legally binding) in relation to their employment are contained in the Disclosure Letter.

28.2 The Company has maintained up-to-date, adequate and suitable records regarding the service and terms and conditions of employment of each of its employees.

28.3 The Company is not a party to any consultancy agreement, any agreement for management services or any contract of services with any director.

28.4     Since the Accounts Date there has been:


         (a) no material alteration in the terms of employment or any material change in the number of employees employed by the Company; or

         (b) any material increase in any fees, remuneration or benefits paid or payable to any officer or employee of the Company, nor are any negotiations for any such increase current or likely to take place in the next 6 months.


28.5 No officer or employee of the Company is remunerated on a profit-sharing, bonus or commission basis.

28.6 No amount is owing to any present or former officer or employee of the Company.

28.7 There is no share option or share incentive scheme in operation by or in relation to the Company for any of its officers or employees nor is the introduction of such a scheme been proposed.

28.8 The Company has at all relevant times complied with all its obligations under statute and otherwise concerning the health and safety at work of its employees and there are no claims capable of arising or pending or threatened by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

28.9     Save as provided for or taken into account in the Accounts:

         (a) no claim or liability to make any payment of any kind to any person who is or has been an officer or employee has been received or incurred by the Company whether under the Employment Protection Act 1975, the Employment Protection (Consolidation) Act 1978, the Employment Acts 1980 or 1982 or otherwise; and

         (b) no gratuitous payment of a material amount has been made or promised by the Company in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former officer or employee.

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28.10    No officer or employee of the Company has given notice or is under notice of dismissal nor are there any service contracts between the Company and its officers or employees which cannot be terminated by the Company by 12 weeks notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment).

28.11    The Company has not, in contravention of the Companies Act 1985:

         (a) entered into any arrangement involving the acquisition of non-cash assets from or disposal to;

         (b) granted any loan or quasi-loan to or entered into any guarantee or credit transaction with; or

         (c) provided any security in connection with any loan, quasi-loan or credit transaction to or with any director or person connected with a director within the meaning of the Companies Act 1985.

28.12 No officer or employee of the Company will be entitled to treat their employment as being at an end as a result of the sale of the Shares by the Vendors to the Purchaser or be entitled to an additional payment solely as a result of the change of control.

29.      INDUSTRIAL RELATIONS

29.1 The Company is not a party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees.

29.2 The Company has in relation to its employees and former employees complied with all conditions of service, customs and practices and, where relevant, all collective agreements and recognition agreements for the time being.

29.3     Within the last twelve months, the Company has not:

         (a) given notice of any redundancies to the Secretary of State, started consultations with any independent trade union or unions or failed to comply with any obligation under the provisions of Part IV of the Employment Protection Act 1975; or

         (b) been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981 or has failed to comply with any duty to inform and consult any independent trade union under the Regulations.

29.4 No dispute has arisen between the Company and a material number or category of its employees nor are there any present circumstances known to the Vendors which are likely to give rise to any such dispute.

29.5 No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past in respect of which a levy may become payable by the Company under the Industrial Training Act 1982.

30.      PENSIONS

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30.1     Save as disclosed in the Disclosure Letter, the Company has no plans, schemes or arrangements in relation to death, disability or retirement of any of its employees. Neither the Vendors nor the Company are under any legal liability, nor have they promised or volunteered to pay to or in respect of any Employee any relevant benefits (as defined in section 612(1) ICTA 1988 save that the exception to that provision shall be excluded) or to contribute to any scheme, plan or arrangement providing such benefits (including any personal pension scheme approved under Chapter IV of Part XIV ICTA 1988). Neither the Vendors nor the Company have agreed or announced any intention to pay such benefits or to establish or contribute to any such scheme, plan or arrangement.

30.2 In relation to each plan, scheme or arrangement disclosed under paragraph 30.1 in the Disclosure Letter:

         (a)      complete and accurate details:

                  (i) of it (including, where appropriate, copies of all trust deeds and rules together with copies of all amending deeds and resolutions and the latest actuarial reports);

                  (ii) of the basis on which the Company makes, or is liable to make, contributions to it; and

                  (iii) of all discretionary practices (including, without limitation, all discretionary practices in relation to eligibility, the payment of contributions and optional benefits).


                  are contained in the Disclosure Letter.

         (b) all contributions which are payable by the Company in respect of it, all amounts due to any insurance company in respect of it and all contributions due from the employees of the Company as members of it have been duly made in full and the Company has fulfilled all its obligations under it;

         (c) it has been administered in accordance with the requirements of the Pension Schemes Act 1993 in respect of preservation (Chapter I of Part IV), revaluation of pensions (Chapter II of
                  Part IV), transfer values (Chapter IV of Part IV), registration (section 6), disclosure of information (section
                  113), equal access (section 118) and contracting-out (Part
                  III), in so far as it is in force at Completion with the Pensions Act 1995 and in accordance with the trusts, powers and provisions of such plans, schemes or arrangements;

         (d) no undertakings or assurances have been given to any employee of the Company as to the continuance, introduction, increase or improvement of any pension rights or entitlements which the Company and/or the Purchaser would be required to implement in accordance with good industrial relations' practice and whether or not there is any legal obligation so to do;

         (e)      no power to augment benefits has been exercised;

         (f) no discretion has been exercised to admit to membership a present or former director or employee who would not otherwise be eligible for admission to membership;

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         (g)      no discretion has been exercised to provide in respect of a member a benefit which would not otherwise be provided;

         (h) all benefits (other than a refund of contributions with interest where appropriate) payable on the death of a member while in service to which it relates, or during a period of sickness or disability of a member, are fully insured under a policy effected with an insurance company to which the Insurance Companies Act 1982 applies and the Vendors are not aware of any circumstances in which such insurance would be invalidated; such insurance company has been supplied with all information requested and such information was complete and accurate; cover under such policy is provided at the insurance company's normal rates and on its normal terms for persons in good health; all premiums due under such policy have been paid or will have been paid in full by Completion; and there are no grounds on which any such policies may be avoided.

         (i) all liabilities or benefits accrued in respect of service completed at Completion are secured on an ongoing basis taking account of future increases in salary to normal retirement date and increases in pensions on the basis of realistic actuarial and financial assumptions and the obligations imposed on it as a result of Barber -v- Guardian Royal Exchange; and

         (j) it is an exempt approved scheme and/or retirement annuity approved, or capable of being approved, under the Taxes Act, is treated as a small self-administered scheme by the Inland Revenue and the Vendors are not aware of any reasons why any such approval could be withdrawn or which would prejudice that treatment;

         (k) it is a contracting out scheme within the meaning of section 7(3) of the Pension Schemes Act 1993 and the Vendors are not aware of any reasons why any contracting out certificate in respect of it could be withdrawn;

         (l) none of its assets or resources are invested in any loan, any arrangement with any beneficiary or any employer related investment (as defined in section 112 of the Pension Schemes Act 1993) or subject to any lien, charge or encumbrance; no payment out of its assets or resources has been made to the Company or to the Vendors;

30.3 No death, disability or retirement gratuity is currently being paid or has been promised nor will pending Completion be paid or promised by the Company to or in respect of any officer or employee of the Company.

PROPERTY

31.      TITLE

31.1 The Property comprises all the properties presently owned, occupied, held, controlled or otherwise used by the Company and the Company is in actual and exclusive occupation and is the legal and beneficial owner of the Property.

31.2     The Company's title to the Property is good and marketable.

31.3 The Property is occupied or otherwise used by the Company by right of ownership or under the Lease, the terms of which permit its occupation or use as tenant and not under any provision allowing the parting of or sharing of possession with group or associated companies

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         and there are no outstanding circumstances which would restrict the continued possession and enjoyment of the Property or any part of it.

31.4 All deeds and documents necessary to prove title to the Property are in the possession and control of the Company and consist of original deeds and documents or properly examined abstracts.

31.5 No person is in adverse possession of the Property or has acquired or is acquiring any rights or overriding interests (as defined by Section 70, Land Registration Act 1925) adversely affecting the Property.

31.6 The Company has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and there are no disputes, claims, actions, demands or complaints in respect of the Property which are ongoing nor are any disputes, claims, actions, demands or complaints anticipated and no notices materially affecting the Property have been given or received and not complied with.

32.      ENCUMBRANCES

32.1 The Property is not subject to any outgoings other than business rates, water rates and insurance premiums, rent, insurance rent and service charges.

32.2 The Property is not subject to any restrictive covenant, reservation, stipulation, easement, profits a prendre, wayleave, licence, grant, restriction, overriding interest, agreement for sale, estate contract, option, right of pre-emption or other similar agreement or right vested in third parties.

32.3 No matter exists which is registered or is properly capable of registration against the Property as a Land Charge, Local Land Charge, caution, inhibition, notice or restriction.

32.4 Where sub-paragraphs 32.1 to 32.3 inclusive have been disclosed against in the Disclosure Letter, the obligations and liabilities imposed and arising under the disclosed matter have been fully observed and performed and any payments in respect of it which are due and payable have been duly paid.

33.      PLANNING MATTERS

33.1 The use of the Property is a lawful and permitted use for the purposes of the Planning Acts.

33.2 Planning permission has been obtained, or is deemed to have been granted for the purposes of the Planning Acts, for the Property, no permission is the subject of a temporary or personal consent; has been modified or revoked; no application for planning permission is awaiting decision; no planning permission has been granted within the last three months and the validity of no planning permission is currently or may be challenged.

33.3 Building regulation consents have been obtained with respect to all development, alterations and improvements to the Property.

33.4 In respect of the Property, the Company has complied, and is continuing to comply, in all respects with:

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         (a)      planning permissions, orders and regulations issued under the
                  Planning Acts and building regulation consents and by-laws for the time being in force;

         (b) all agreements under Section 52, Town and Country Planning Act 1971 and planning obligations under Section 106, Town and Country Planning Act 1990;

         (c) all agreements made under Sections 38 and 278, Highways Act 1980, Section 33, Local Government (Miscellaneous Provisions) Act 1982, Section 18, Public Health Act 1936 and Section 104, Water Industry Act 1991.

33.5 The Property is not listed as being of special historic or architectural importance or located in a conservation or other area, or subject to an order, designation or affected by a planning proposal which may regulate or affect its use in the future.

33.6 All claims and liabilities in respect of the Property under the Planning Acts or any other legislation have been discharged and no claim or liability, actual or contingent, is outstanding.


34.      STATUTORY OBLIGATIONS

34.1 The Company has complied with and is continuing to comply with all applicable statutory and by-law requirements with respect to the Property, and in particular with the requirements as to fire precautions under the Fire Precautions Act 1971 and under the Public Health Acts, the Offices, Shops and Railway Premises Act 1963, the Health and Safety at Work Act 1974, the Factories Act 1961 and the Shops Acts 1950 to 1956.

35.      ADVERSE ORDERS

35.1 There are no compulsory purchase notices, orders or resolutions affecting any of the Property and there are no circumstances likely to lead to any being made.

35.2 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property and there are no circumstances likely to lead to any being made.

36.      CONDITION OF THE PROPERTY

36.1 The buildings and other structures on the Property are in good and substantial repair and fit for the purposes for which they are used and no building or other structure on the Property has been affected by structural damage, electrical defects, timber infestation or disease.

36.2 The principal means of access to the Property is over roads which has been adopted by the local or other highway authority and which are maintainable at the public expense and no means of access to any of the Property is shared with any other person nor subject to rights of determination by any other person.

36.3 The Property enjoys the mains services of water, drainage, electricity and gas.

36.4 The Property is located in an area or subject to circumstances which makes it susceptible to subsidence or flooding.

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37.      LEASEHOLD PROPERTIES

37.1 The Lease is valid and in full force and there are no circumstances which would entitle any landlord or other person to exercise any power of entry or take possession of the Property.

37.2 The Company has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in the Lease to which it is a party, and the last demands (or receipts for rent if issued) were unqualified.

37.3 All licences, consents and approvals required from the landlords and any superior landlords for the grant of the Lease and during the continuance of the Lease have been obtained and any covenants on the part of the tenant contained in those licences, consents and approvals have been duly performed and observed.

37.4     There are no rent reviews outstanding or in progress under the Lease.

37.5 Any alteration or improvement carried out on the Property is to be disregarded for rent review purposes.

37.6 There is no obligation to reinstate the Property by removing or dismantling any alteration made to it by the Company or any of its predecessors in title and the Company has not incurred or is likely to incur any liability for dilapidation.

37.7 In the case of a lease granted for more than 21 years, the lease is registered at HM Land Registry with absolute title.

37.8 The Company has not in the past been the tenant of or guarantor of any leasehold premises not listed in Schedule 4 in respect of which any obligations or liabilities could still accrue to the Company.

37.9 The sale of the Shares will not constitute an assignment or other dealing in respect of the Property under the terms of the Lease.

38.      TENANCIES

38.1 The Property is not held subject to, and with the benefit of, any tenancy other than the Tenancies.

38.2     Complete and accurate details of:

         (a) the rent and any rent reviews and, with respect to rent reviews, the date for giving notice of exercise of the reviews and the operative review date;

         (b)      the term and any rights to break or renew the term;

         (c) the obligations of the landlord and tenant in respect of outgoings, repairs, user, insurance services and service charge;

         (d)      any options, pre-emption or first refusal rights;

         (e) the user required or permitted under the terms of the Tenancies;

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         (f)      any entitlement of a tenant of the whole or any part of the
                  Property to compensation on quitting the premises let to him in respect of disturbance and improvements or otherwise; and

         (g)      any unusual provisions

         in relation to each Tenancy are contained in the Disclosure Letter.

38.3 The Vendors are not aware of any material or persistent breaches of covenant or agreement by a tenant of any of the Property.

39.      CONTAMINATION

39.1 The Property is not likely to be entered in any register introduced under the Environment Act 1995 or otherwise as land which may be contaminated or which may have been put to a contaminative use.

39.2 There is not on, in or under the Property or any adjoining property any substance which could give rise to harm to human health or safety or damage to the Environment.

39.3 Each property formerly owned or occupied by the Company was free of such substances at the time it ceased to be owned or occupied by the Company.

ENVIRONMENT

40.      ENVIRONMENTAL MATTERS

40.1 In relation to its business, the Company holds and has since its incorporation always held all Environmental Consents.

40.2 Complete and accurate details of all Environmental Consents held by the Company are contained in the Disclosure Letter and are valid and subsisting.

40.3 The Company has not received any notification that any Environmental Consent it holds is or is likely to be modified, restricted or withdrawn and no works or other upgrading or investment are or will be necessary to secure compliance with or to maintain any such Environmental Consent.

40.4 The Company has not breached the terms, conditions or provisions of any Environmental Consent.

40.5 The Company has not received any notification or informal indication that further Environmental Consents will be required under Environmental Law in order for it to continue its present business.

40.6 The Company (and each of its officers, employees and agents in the course of its business) has complied with all applicable Environmental Laws and has never received any notification under Environmental Law requiring it to take or omit to take any action.

40.7 The Company has not been threatened with any investigation or enquiry by any organisation, or received any complaint, in connection with the Environment.

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TAXATION

41.      EVENTS SINCE THE ACCOUNTS DATE

         Since the Accounts Date:

         (a) there has been no disposal by the Company of any asset or supply of any service or business facility of any kind, including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible, in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which could be deemed to have been received for Tax purposes;

         (b) no event has occurred which will give rise to a Liability to Taxation on the Company, calculated by reference to deemed, as opposed to actual Profits or which will result in the Company becoming liable to pay or bear a Liability to Taxation directly or primarily chargeable against or attributable to another person, firm or company;

         (c) no disposal has taken place or other event occurred which will, or may have, the effect of crystallising a Liability to Taxation which would have been included in the provision for deferred Taxation contained in the Accounts if such disposal or other event had been planned or predicted at the Accounts Date;

         (d) the Company has not made any payment, nor incurred any obligation to make a payment, which will not be deductible in computing trading profits for the purposes of Tax, or be deductible as a management expense of an investment company;

         (e) the Company has not been a party to any transaction for which any Tax clearance provided for by statute has been, or could have been, obtained;

         (f) the Company has not paid, nor become liable to pay, any interest or penalty in connection with any Tax, has not otherwise paid any Tax after its due date for payment, nor owes any Tax the due date for payment of which has passed or will arise in the next 30 days after the date of this Agreement; and

         (g) no accounting period of the Company has ended (within the meaning of Section 12, ICTA).

         (h) The salary paid to Philip Edwards and the pension contributions paid by the Company will be properly deductible for Tax purposes and the Company has properly paid such salary gross of Tax without deducting PAYE.

42.      LIABILITY

42.1 Other than Taxation provided for in the Accounts or on profits attributable to transactions in the ordinary course of trading since the Accounts Date, the Company is not accountable or liable for any form of Taxation.

42.2 All documents which are required to be stamped or on which any form of Taxation is due and which are in the possession of the Company, or by virtue of which the Company has any right, have been duly and sufficiently stamped or the Taxation on such documents has been paid.

43.      RECORDS AND COMPLIANCE

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43.1     The Company has duly complied with all requirements imposed on it by any statute, law, regulation or similar provision, providing for, imposing or relating to Taxation and in particular:

         (a) the Company has punctually paid all Taxation for which it is liable and made all withholdings and deductions in respect, or on account, of any Taxation from any payments made by it which it is obliged or entitled to make and has accounted punctually and in full to the appropriate Tax Authority for all amounts so withheld or deducted;

         (b) the Company has properly prepared and punctually submitted all notices and returns required for Tax purposes and provided complete and accurate information to any Tax Authority and all such returns and information remain complete and accurate;

         (c) the Company has kept and maintained complete and accurate accounting records, invoices and other documents appropriate or requisite for Tax purposes and has sufficient records relating to past events to calculate its liability to Taxation or the relief from Taxation which would arise on any disposal or on the realisation of any assets owned at Completion;

         (d) there are no disputes, unsettled or outstanding assessments or appeals in respect of Taxation and the Company has not within the last six years been subject to any back duty enquiry or other dispute with any Tax Authority and there are no circumstances which may give rise to such an enquiry or dispute;

         (e) the Company has not within the last six years been liable or will become liable to pay any interest, penalty, fine or sum of a similar nature in respect of Taxation nor, in relation to value added tax, has received any penalty liability notice, surcharge liability notice or other written notice or warning under the VATA;

         (f) the Company has duly submitted all claims and disclaimers which have been assumed to have been made for the purposes of the Accounts.

43.2 The Company has not within the last six years received any audit, visit or inspection from any Tax Authority and no such audit, visit or inspection is imminent or has been requested.

43.3 The amount of Tax chargeable on the Company or subject to withholding or deduction by it during any accounting period ending on or within the last six years has not to any material extent depended on any concession, agreement, dispensation or other formal or informal arrangement with any Tax Authority.

43.4 The Company is not liable to be assessed to Tax as agent for, or on account of, or otherwise on behalf of, any other person.

43.5 The Company has not made any claim or application to pay any Tax by instalments or to defer the payment of any Tax.

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44.      VAT

44.1     The Company:

         (a) is registered for the purpose of, and has complied in all respects with, the VATA and is not subject to any conditions imposed or agreed with H M Customs & Excise; and

         (b) is not, and has not within the last six years been a member of a group for value added tax purposes under Section 43, VATA.

44.2 The Company is not subject to The Value Added Tax (Payments on Account) Order 1992.

44.3 The Company is not, nor has it within the last six years been, an agent or representative for, or otherwise liable to account for, value added tax for or on account of any other person pursuant to Sections 47 or 48, VATA.

44.4 All supplies made by the Company are taxable supplies, and all input tax for which the Company has claimed credit has been paid by it, in respect of supplies made to it relating to goods or services used or to be used for the purpose of its business.

44.5     The Company has not been required to give security under paragraph 4,
         Schedule 11, VATA.

44.6 The Company has not made, nor will prior to completion make, any election to waive exemption under paragraph 2, Schedule 10, VATA.

44.7 The Company has not acquired any assets to which the provisions of Part VA, Value Added Tax (General) Regulations 1985 (the Capital Goods Scheme) may apply.

44.8 The Company has paid all duties to Customs & Excise for which it is or has been liabile, including (without limitation) all import and other duties payable on the transport or removal of goods into the United Kingdom and all Taxation (of whatever jurisdiction) relating to the transport, import or export of goods or services.


45.      BALANCE SHEET VALUES

         No Liability to Taxation will arise or be incurred on a disposal by the Company of any of its assets for:

         (a) in the case of each asset owned at the Accounts Date, a consideration equal to the value attributed to that asset in preparing the Accounts; or

         (b) in the case of each asset acquired since the Accounts Date, a consideration equal to the consideration given for the acquisition.

46.      CLOSE COMPANY

46.1 The Company is not, nor has it at any time within the last six years been, either a close company within the meaning of Section 414, ICTA or a close investment holding company for the purposes of Section 13A, ICTA.

46.2     The Company has not at any time:

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         (a)      made any loan or advance or payment or given any consideration or effected any transaction falling within Sections 419 to 422 (inclusive), ICTA;

         (b) made a transfer of value which is or may be liable to Tax under the provisions of Section 94, Inheritance Tax Act 1984, or

         (c) made a transfer falling within the provisions of Section 125, TCGA.

47.      GROUP TRANSACTIONS

         Within the last six years the Company has not been a member of a group of companies.

48.      CAPITAL GAINS

         The Company has not at any time:

         (a)      made any claim under Sections 152 to 158 (inclusive), TCGA; or

         (b) acquired or disposed of any asset, or entered into any transaction whatsoever otherwise than by way of bargain at arm's length.

49.      DEDUCTIBLE EXPENSES

         The Company is not under any obligation to make any payment which, or to provide a benefit the cost of which, will be prevented from being deductible for Tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income.

50.      DIVIDENDS AND DISTRIBUTIONS

50.1 The Company has not at any time made any distribution within the meaning of Sections 209 to 211 (inclusive) and Section 418, ICTA except in respect of any dividends disclosed in its audited accounts.

50.2 Save as provided in the Accounts, the Company is not liable to make any payment of advance corporation tax or an amount equivalent to advance corporation tax.

50.3 The Company has never purchased, repaid or redeemed or agreed to purchase, repay or redeem its share capital, or capitalised or agreed to capitalise in the form of redeemable shares or debentures any profits or reserves, or otherwise issued any share capital or other security as paid up otherwise than by the receipt of new consideration within the meaning of Section 254, ICTA.

50.4 The Company has not at any time been a party to or otherwise involved in any transaction to which Sections 213 to 218 (inclusive), ICTA applied.

51.      INHERITANCE TAX AND GIFTS

51.1 No circumstances exist under which any power within Section 212, Inheritance Tax Act 1984 could be exercised in relation to, and there is no Inland Revenue charge (within the meaning of Section 237, Inheritance Tax Act 1984) attaching to, any shares or securities in or over any assets of the Company.

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51.2     The Company is not liable and there are no circumstances in existence as a result of which it may become liable to be assessed to Tax as donor or done of any gift or transfer or transferee of value.

52.      ANTI-AVOIDANCE

         The Company has not entered into, nor has it been party to, any scheme or arrangement designed partly or wholly for the purpose of avoiding or deferring Taxation, such that a Liability to Taxation may arise after Completion as a result of or in consequence of such a scheme or arrangement.

53.      OVERSEAS MATTERS

53.1 The Company has at all times been resident for Tax purposes in the United Kingdom, which is the only country whose Tax Authorities seek to charge tax on the worldwide income, profits or gains of such company and the Company has during the past six years paid Tax and is not liable to pay Tax on its income, profits or gains to any Tax Authority in any other country.

53.2 The Company has not at any time carried out any transaction which is or was unlawful under Section 765, ICTA.

54.      BREACH OF COVENANT

         There is no Liability of Taxation in respect of which a claim could be made under the Covenant for Taxation and there are no circumstances likely to give rise to any such Liability.

55.      PROJECTIONS

55.1 For the purposes of this warranty "FINANCIAL PROJECTIONS" means the projections of financial performance of the Company for the Financial years to 31st October 1996 and 1997 and the underlying assumptions to such projections included in the Management Accounts annexed to the Disclosure Letter.

55.2 All information of a factual nature contained in the Financial Projections was given and is at the date hereof true and accurate in all respects.

55.3 The Financial Projections have been carefully and diligently prepared in good faith and assumptions and forecasts as to the future prospects of the business and affairs of the Company and its business as are contained therein have been carefully considered by the Vendors and are reasonable in all material respects;

                  and insofar as such information and the Financial Projections relate to opinions or beliefs, such statements of opinion or belief were when given and are at the date hereof honestly and reasonably held.

                                                                  CONFORMED COPY


                                   SCHEDULE 4

                          (PARTICULARS OF THE PROPERTY)



A.  PARTICULARS OF THE LEASE


       Address       Date and Parties      Term                    Authorised User          Current Rental       Rent Reviews
Beeches Industrial   17 June 1987          25 years from the       Warehouse and           Pounds Sterling       5 year intervals
Estate               Slough Properties     25th December 1995      ancillary offices for   52,500                calculated from
49 Waverley Road     Ltd (1)                                       the storage of                                December 1986
Yate                 Caratti Sport (2)                             bicycles and sports
Bristol BS17 5QZ                                                   equipment and
                                                                   sports clothing

12/14 Park Street    28 July 1986          10 years from the       Retail Shop with        Pounds Sterling       One review at the
Bristol 1            Rugby Investments     25th March 1986         ancillary office and    18,350                end of the fifth
                     Ltd (1)               (holding over)          storage                                       year
                     Caratti Sport Ltd
                     (2)

27 Pittville Street  6 July 1979           20 years from the       Retail shop with        Pounds Sterling       at 5 year intervals
Cheltenham           Hampshire Real        21st June 1979          ancillary offices and   30,000                calculated from
Gloucestershire      Estate Ltd (1)                                storage for the sale                          June 1979
                     Leicester Office                              of bicycles,
                     Equipment Ltd (2)                             sportswear and
                                                                   sports equipment

                                                                  CONFORMED COPY




                                   SCHEDULE 5

                               PART 1: DEFINITIONS



1. In this Schedule the following words and expressions shall have the following meanings:

"PAT 96" means the audited profit on ordinary activities of the Company for the financial period of the Company commencing on 1 November 1995 and ending on 31 October 1996 (and certified in accordance with the provisions of paragraphs 5 to 8 (inclusive) of this Schedule prepared in accordance with United Kingdom generally accepted accounting principles consistently applied on an historical cost basis and subject to the following adjustments (if necessary):

         (a) in calculating operating profit of the Company the effects of any exceptional and/or extraordinary items and prior year adjustments shall be disregarded

         (b) there shall not be included any income or debits representing profits or losses from the revaluation of any capital assets or the sale or termination of any operation or the disposal of any premises or any income representing the proceeds of any policy of life insurance (other than repairs to Waverley Road, Yate in connection with the assignment of the Yate Lease) or representing any receipt or expenditure representing profits or losses in respect of any item which would in accordance with current United Kingdom generally accepted accounting principles be classified within the Company's accounts as an item falling outside operating results under Financial Reporting Standard 3;

         (c) there shall not be included as a deduction the amount of any fee paid to Grant Thornton pursuant to the provisions of paragraph 5 of this Schedule;

         (d) provision shall not be materially greater nor lower than a reasonable estimate of the liability for which provision is made;

         (e) there shall be included as a deduction from gross operating profits contributions made by the Company to the Pension Scheme in respect of the Vendors during the Company's financial period ending on 31 October 1996;

         (f) there shall be disregarded the effect on operating profit of any action taken by G.T. Bicycles, Inc. which is not consistent with the established course of its dealings with the Company in relation to bicycles, parts and accessories or which is in breach of any existing agreement relating to the supply by it of bicycles, parts and accessories to the Company;

         (g) there shall not be included any costs arising in consequence of any change in the Company's Accounting Reference Date;

         (h) including the effect of foreign exchange movements, settlement discounts, trade discounts, internal provisions/write offs and a prudent general provision for debtors; and

                                                                  CONFORMED COPY


         (i) after all the above adjustments have been made if there shall still be a profit then a further deduction from such profit shall be made of a percentage of such profits equal to the percentage rate of corporation tax chargeable on such profits at the rate prevailing in respect of the financial year of the Company ending on 31 October 1996 but ignoring any smaller company's rate or other deviation from the general corporation tax rate provided for in ICTA and disregarding the benefit of any tax losses available in respect of previous or subsequent periods;

"AVERAGE GROSS PERCENTAGE PROFIT MARGIN" means the average gross percentage profit margin of all of the products sold by the Company during the financial year ending on 31 October 1996 as certified in accordance with the provisions of paragraphs 5 to 8 (inclusive) of this Schedule and prepared in accordance with United Kingdom generally accepted accounting principles consistently applied provided that in calculating gross percentage profit margin there shall be disregarded the effect on margin of any action taken by G.T. Bicyles, Inc. which is not in the ordinary course of its dealings with its European distributors (as evidenced by its dealings with other European distributors). In calculating gross margin, there shall be included the effects of foreign exchange movements, settlement discounts, trade discounts and internal provisions/write offs;

"EXCESS INVENTORY" means the amount by which the value of inventory calculated at cost on a "First In First Out" basis in stock as at 31 October 1996 in each of the product categories listed below (individually a "product category") exceeds the cost of sales for the six month period immediately prior to 31 October 1996 in each such product category:

PRODUCT CATEGORY                         DESCRIPTION

202                                      Giordana S/S Jerseys

210                                      Caratti Shorts

212                                      Giordana Shorts

220                                      ATB/Road Mitts

223                                      Crochet Mitts

226                                      Vetta Gloves

300                                      Vetta Computers

305                                      Tri-pro Computers

312                                      Vetta VHR 50

405                                      Caratti Bags

430                                      Vetta Header Card

460                                      Vetta Crash Hats

500                                      Vetta Accessories

508                                      Kryptonite U-Locks

604                                      Caratti Shoes

610                                      Lake Shoes

702                                      Tioga Parts

725                                      Xerama Pedals

840                                      Vetta Tyres

850                                      Tioga Tyres

852                                      Onza Tyres

- -

                                                                  CONFORMED COPY


                         PART 2: CALCULATION AND PAYMENT

2. The sum of Pounds Sterling 700,000 (being the maximum amount of Contingent Consideration payable pursuant to this Agreement) shall be paid on Completion by the Purchaser into the Contingent Consideration Account. Such sum will be held by the Purchaser's Solicitors and the Vendor's Solicitors (for the purpose of this Schedule 5 "the Solicitors") as stakeholder upon trust for the Vendors and the Purchaser and shall retain the same in the Contingent Consideration Account and, subject to the provisions of part 3 of this Schedule, when the amounts of Contingent Consideration referred to in paragraph 4 (a),
         (b) and (c) below have been determined in accordance with the provisions of this part of this Schedule shall release monies from the Contingent Consideration Account in accordance with the provisions of paragraph 9 of this Schedule. Interest accrued on the Contingent Consideration Account to the date of the releases under paragraph 9 of this Schedule shall be apportioned (as the case may be) in the proportions in which the sum of Pounds Sterling 700,000 is released to the Purchaser's Solicitors and Vendor's Solicitors. The Solicitors shall be entitled to withdraw from the Contingent Consideration Account any sum required to pay the Inland Revenue such amount as may be due in relation to interest on such account and on payment to the Purchaser or the Vendors of any such interest will furnish to such party any appropriate certificate of deduction of tax.

3. Any cost of the Purchaser's Solicitors and the Vendors' Solicitors relating to the operation of the Contingent Consideration account shall be borne as to one half by the Purchaser and one half by the Vendors.

4.       The Contingent Consideration shall be a sum equal to the aggregate of:

         (a) an amount equal to 2.8 times the amount by which PAT 96 exceeds Pounds Sterling 1,075,000. The amount of Contingent Consideration payable under this sub-paragraph shall not exceed a maximum of Pounds Sterling 350,000; and

         (b) in the event that the Average Gross Percentage Profit Margin is equal to or greater than 27 per cent. an amount equal to Pounds Sterling 35,000 + (Pounds Sterling 46,667 x A).

                  Where A equals the amount (expressed as a number) that the Average Gross Percentage Profit Margin exceeds 27 per cent. In the event that the Average Gross Percentage Profit Margin does not exceed 27 per cent. no payment of Contingent Consideration will be made under this sub-paragraph. The amount of Contingent Consideration under this sub-paragraph shall not exceed an aggregate maximum amount of Pounds Sterling
                  175,000; and

         (c) in the event that (i) there are not more than 10 or more product categories that contain Excess Inventory and (ii) the total of the Excess Inventory for all 21 product categories does not exceed Pounds Sterling 500,000, the sum of Pounds Sterling 175,000.

5. The PAT 96, Average Gross Percentage Profit Margin, Excess Inventory and amount of Contingent Consideration payable shall (following the signing of the audited accounts of the Company for the financial year ending 31 October 1996) be determined and certified by KPMG (or such other firm of chartered accountants nominated by the Purchaser) on or before 31 January 1997 who shall act as experts and not as arbitrators and the Company shall upon receipt deliver a copy of KPMG's certificate to the Vendors and the Purchaser. The Vendors

                                                                  CONFORMED COPY


         shall be entitled by notice in writing to the Purchaser (made within 28 days from the receipt of the certificate by the Vendors) to obtain a separate certificate of PAT 96, Average Gross Percentage Profit Margin, Excess Inventory and the amount of Contingent Consideration payable from Grant Thornton (or such other firm of chartered accountants nominated by the Vendors) likewise acting as experts and not as arbitrators. The Purchaser shall procure that Grant Thornton (or such other firm of chartered accountants nominated by the Vendors) shall have access to the Company's financial records for the purposes of preparing such second certificate. A copy of Grant Thornton's certificate shall be delivered to the Purchaser and the Company forthwith on its being provided to the Vendors. The Purchaser will pay Grant Thornton's reasonable fees in this regard up to a maximum of Pounds Sterling 15,000 plus VAT.

6. In the event that the Vendors do not request a second certificate within 28 days from their receipt of KPMG's certificate or to the extent that Grant Thornton's certificate does not propose adjustments to KPMG's certificate, KPMG's certificate shall be deemed to have been agreed. Any adjustments proposed by Grant Thornton's certificate shall be quantified and properly documented. The Purchaser and KPMG shall be afforded access to Grant Thornton's working papers for the purpose of considering any adjustments proposed by Grant Thornton's certificate.

7. If the Purchaser does not agree to the adjustments proposed by Grant Thornton's certificate, KPMG and Grant Thornton shall within 30 days of the delivery to the Purchaser and the Company of Grant Thornton's certificate attempt to resolve the points of disagreement or, to the extent that they cannot be resolved, to prepare a joint statement of the adjustments proposed by Grant Thornton's certificate which are not agreed and the reasons for the disagreement.

8. The adjustments (if any) proposed by Grant Thornton's certificate which are not agreed or omitted by agreement at the end of the 30 day period referred to in paragraph 5 of this Schedule shall within 28 days of the end of such 30 day period be referred for certification to an independent chartered accountant (acting as expert and not as arbitrator) agreed upon by the Purchaser and the Vendors or failing such agreement within 14 days of the expiry of the 30 day period referred to in paragraph 5 of this Schedule appointed at the request of the Purchaser by the President (or in his absence the Vice President) for the time being of the Institute of Chartered Accountants of England and Wales. The certificate of such independent accountant shall (in the absence of manifest error) be conclusive and binding on the Purchaser and the Vendors. The cost of the independent chartered accountant shall be borne as he directs.

9. Subject to part 3 of this Schedule the Contingent Consideration payable shall be released to the Vendors' Solicitors (who are hereby authorised by the Vendors to receive such amounts) by the Solicitors from the Contingent Consideration Account as follows:

         (a) the portions of the Contingent Consideration calculated by reference to PAT 96 and Average Gross Percentage Profit Margin as set in sub-paragraphs 4(a) and 4(b) of this Schedule shall be released within 30 days of the final determination of the Contingent Consideration payable in respect of PAT 96 and Average Gross Percentage Profit Margin pursuant to paragraphs 5 to 8 (inclusive) of this Schedule; and

                                                                  CONFORMED COPY


         (b) the portion of the Contingent Consideration calculated with reference to Excess Inventory shall be released forthwith upon the final determination of the Excess Inventory pursuant to sub-paragraphs 5 to 8 (inclusive) of this Schedule.

10. If after all amounts of Contingent Consideration due to the Vendors have been released from the Contingent Consideration Account there is a balance standing to the credit of such account, such balance shall be released to the Purchaser's Solicitors (who are hereby authorised to receive such amount) by the Solicitors.

11. The release of the Contingent Consideration due to the Vendors from the Contingent Consideration account by the Solicitors to the Vendors' Solicitors shall be an absolute discharge to the Purchaser who shall not be obliged to have regard to the allocation thereof amongst the Vendors.

12. The Purchaser and the Vendors shall give their respective solicitors all such instructions as shall be necessary to give effect to the provisions of this Schedule.



                                 PART 3: CLAIMS

13. In the event that at any time prior to the due date for payment of any of the Contingent Consideration the Purchaser has made a claim against the Vendors or any of them under clause 5 or 6 of this Agreement which has not being settled in full or withdrawn the Purchaser shall be entitled to withhold from the Contingent Consideration payable to the Vendors an amount equal to the amount claimed by the Purchaser from the Vendors (provided that if the amount claimed by the Purchaser is not quantified this amount shall be the Purchaser's reasonable estimate of the maximum amount payable by the Vendors in respect of the claim).

14. The amount withheld the Contingent Consideration in respect of any such claim shall be retained by the Solicitors in the Contingent Consideration Account until the earlier of:

         (a) authorisation to make any payment by written instructions signed by Mark Edwards on behalf of the Vendors and by an officer of the Purchaser; and

         (b) determination by a Court of competent jurisdiction in relation to the claim.

15. All interest accruing on the amount of Contingent Consideration withheld in respect of any such claims shall follow the principal amount to which it relates.


                                 PART 4: DEFAULT

17. In the event that KPMG (or such other firm of chartered accountants nominated by the Purchaser) does not deliver the first certificate referred to in Clause 5 to the Vendors and the Purchaser on or before 31 January 1997 then, unless such default shall be attributable directly or indirectly to a default by the Vendors or by reason of the records of the Company being inaccurate or incomplete, the Purchaser shall pay default interest on the amount of contingent consideration actually certified as being payable to the Vendors at the rate of 4% above the

                                                                  CONFORMED COPY


         base rate of National Westminster Bank PLC from time to time calculated from 31 January 1997 to the date of actual payment in addition to any interest accruing to the Vendors pursuant to clause 15 above.

                                                                  CONFORMED COPY



SIGNED and delivered as his deed by Mark Brinley     )

Aldo Edwards in the                                  )      M. EDWARDS

presence of       N. MOSS                            )
                  Solicitor
                  Bristol




SIGNED and delivered as his deed by Philip Brinley   )
Antonio Edwards in the                               )      P. EDWARDS
presence of       N. MOSS                            )
                  Solicitor
                  Bristol




SIGNED and delivered as her deed by Sarah Edwards    )
in the presence of                  N. MOSS          )
                                    Solicitor        )      SARAH  EDWARDS
                                    Bristol





SIGNED and delivered as a deed by R. Long and        )      R. LONG
M. Haynes for                                        )
and on behalf of G.T. Bicycles, Inc.                 )      M. HAYNES